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Apartment Investment and Management Company
Second Quarter 2004

Denver, Colorado—August 4, 2004

Apartment Investment and Management Company Announces Second Quarter 2004 Results

SUMMARY FINANCIAL RESULTS Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced second quarter 2004 results including:

  •
  Net income was $14.0 million, compared with $59.2 million in the second quarter 2003. Earnings (loss) per share (EPS) was $(0.08) on a diluted basis, compared with $0.37 in the second quarter 2003, based on net income (loss) attributable to common stockholders.

  •
  Funds from operations (diluted) (FFO; a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary)) was $59.7 million, or $0.63 per share compared with $83.7 million, or $0.86 per share, in the second quarter 2003. These FFO results were calculated in accordance with the definition of FFO prescribed by the National Association of Real Estate Investment Trusts (NAREIT). Second quarter 2004 FFO decreased by $2.4 million as a result of impairment losses from real estate assets sold or held for sale. Excluding these charges, second quarter 2004 FFO would have been $61.8 million (adjusted for minority interest in Aimco operating partnership), or $0.65 per share, within Aimco guidance and exceeding First Call consensus.

  •
  Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $44.5 million, or $0.48 per share, within Aimco guidance, compared with $68.1 million, or $0.70 per share, in the second quarter 2003. AFFO includes a deduction of $0.17 and $0.21 per share for capital replacement expenditures in the second quarter 2004 and 2003, respectively.

DILUTED PER SHARE RESULTS

	Second Quarter		Year to Date
	2004	2003	2004	2003
Earnings (loss)—EPS	$(0.08)	$0.37	$(0.15)	$0.37
Funds from operations—FFO	$0.63	$0.86	$1.30	$1.71
FFO before impairment and preferred redemption charges	$0.65	$0.91	$1.32	$1.81
Adjusted funds from operations—AFFO	$0.48	$0.70	$1.03	$1.35

Apartment Investment and Management Company
Second Quarter 2004

Management Comments

Chairman and Chief Executive Officer Terry Considine comments: "Under the leadership of Jeff Adler and with the benefit of an improving economy, occupancy, rental rates and net operating income for the Aimco portfolio of conventional properties increased each month during the second quarter. Similarly, David Robertson and the Aimco Capital team produced better than expected results. These positive facts make me optimistic that Aimco will enjoy improved profitability during the second half of this year."

Mr. Considine continues: "During July, Aimco marked its tenth anniversary as a public company. Thanks to our satisfied customers and the hard work of our dedicated employees, Aimco has grown from a $300 million asset base in 1994 to an S&P 500 company. Although our investment returns have been disappointing over the last three years, the compounded annual return since the IPO is 13.6%, which is in line with apartment peer returns over the same period. The entire Aimco team takes pride in what has been accomplished, and we are enthusiastic about what lies ahead."

Executive Vice President Conventional Property Operations, Jeff Adler, adds: "Dedicated efforts to drive improved revenue through a focus on sales and marketing, customer service and better pricing decisions have successfully led to an increase in "Same Store" occupancy to 92% at the end of July as well as increased rents on new leases in July. In the third quarter we expect to see improved revenue; however, it will be accompanied by higher turnover and marketing expenses in the period related to increased leasing activity. While there is much work ahead, we are setting the foundation for improved results going forward."

President and Chief Executive Officer of Aimco Capital, David Robertson, remarks: "We continue to have a strong pipeline of potential fee-generating transactions within the Aimco Capital portfolio. During the second quarter we executed more than 40 transactions, delivering asset management and transaction fee revenues of $9.3 million."

Business Components—Conventional Operations and Aimco Capital

CONVENTIONAL REAL ESTATE OPERATIONS—Conventional real estate operations include Aimco's diversified portfolio of market rate apartment communities. At quarter-end this portfolio had 616 properties with 172,635 units in which Aimco had a weighted average 79% ownership. During the second quarter 2004, conventional real estate operations generated free cash flow (FCF; a non-GAAP financial measure defined in the Glossary and presented and reconciled to GAAP on Supplemental Schedule 2) of $142.9 million. Conventional operations also generated revenues, net of expenses, of $2.4 million from property management.

"Same Store" Results

The "Same Store" portfolio is a sub-set of total conventional properties. In the second quarter 2004 the "Same Store" portfolio included 569 communities with 127,608 effective units based on Aimco's weighted average ownership of 79.9% (see Supplemental Schedules 6a through 7). Second quarter 2004 revenue from the "Same Store" portfolio was $265.6 million compared with $275.0 million in the second quarter 2003, a decline of $9.3 million or 3.4%. Comparing the second quarter 2004 with the second quarter 2003, the "Same Store" portfolio experienced

Apartment Investment and Management Company
Second Quarter 2004

a 4.5 percentage point decrease in average occupancy from 92.6% to 88.1%, somewhat offset by a $2 per unit increase in average rent per unit from $724 to $726. Lower net rental income was somewhat offset by higher other property revenue (which includes revenue from utility reimbursements and ancillary services) and lower bad debt. "Same Store" expenses of $115.8 million increased by $4.0 million, or 3.5%, compared with the second quarter 2003. Increased expenses were primarily due to $4.9 million in expenses related to personnel costs, partially offset by $1.0 million of lower taxes and insurance. "Same Store" portfolio net operating income was $149.8 million for the second quarter 2004, down 8.1% from the second quarter 2003.

Comparing "Same Store" results on a sequential basis, total revenue declined $0.6 million in the second quarter 2004 compared with the first quarter 2004, driven primarily by a 0.9 percentage point decline in average occupancy from 89.0% to 88.1%. This was partially offset by a $1 increase in average rent per unit, increased other property revenue and lower bad debt. Expenses increased $1.9 million due primarily to higher resident turnover, personnel costs, and seasonal maintenance, somewhat offset by lower utilities and lower taxes. Net operating income decreased $2.5 million, or 1.6%, on a sequential basis.

SAME STORE OPERATING RESULTS

	Second Quarter			Sequential
	2004	2003	Variance	1st Qtr	Variance
Same Store Operating Measures:
Average Physical Occupancy	88.1%	92.6%	-450 bp	89.0%	-90 bp
Average Rent/unit	$726	$724	0.3%	$725	0.1%
Total Same Store
Revenue	$265.6	$275.0	-3.4%	$266.2	-0.2%
Expenses	(115.8)	(111.9)	3.5%	(113.9)	1.7%

NOI ($mm)	$149.8	$163.1	-8.1%	$152.3	-1.6%

AIMCO CAPITAL—Aimco Capital oversees affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector. Aimco is among the largest owners and operators of affordable properties in the United States. During the second quarter 2004, affordable property operations included 464 properties with 56,370 units. Aimco has a weighted average 38% ownership in its affordable properties. Occupancy and rents in the affordable sector were stable and averaged 94% and $635, respectively, in the second quarter 2004, consistent with the first quarter 2004. Aimco Capital generated FCF of $19.0 million from property operations. Aimco Capital also generated property management revenue, net of expenses, of $5.0 million and activity and asset management revenues, net of expenses, of $4.6 million.

Portfolio Management and Redevelopment Activity

Acquisitions—Aimco made two acquisitions during the second quarter 2004 for a total purchase price of $33.5 million. The properties include: Castle Court Apartments, a 240-unit, garden-style property located in Fall River, Massachusetts purchased for $19.0 million; and, five contiguous buildings with 72 units located on the Upper East Side of Manhattan,

Apartment Investment and Management Company
Second Quarter 2004

purchased for $14.5 million. During the second quarter Aimco also purchased for an aggregate of $12 million additional limited partnership interests in 92 partnerships that own 163 properties.

DISPOSITIONS—Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. Aimco considers these properties as "Non-Core" (defined in the Glossary) and seeks to hold them over the intermediate term.

Aimco sold 25 properties with 4,228 units in the second quarter 2004 for $146 million in gross proceeds. Aimco's share of net proceeds after payment of property debt and transaction costs was $47 million. See Supplemental Schedule 8 for additional information on disposition activity.

GAIN ON DISPOSITIONS—Aimco's property dispositions resulted in total gains on dispositions of real estate (including gains from sales of unconsolidated entities and discontinued operations), net of related taxes, of $12.3 million for the second quarter 2004, compared with a gain of $38.9 million for the second quarter 2003.

REDEVELOPMENT ACTIVITY—Aimco's Construction Services Group is progressing on its initiative to improve asset quality through redevelopment projects that are typically $2 million to $10 million in size and that are designed for completion primarily as units are leased to new residents. At quarter-end, eleven projects were under construction. Further information on current redevelopment projects is provided in Supplemental Schedule 10.

Additional Financial Information

PROPERTY MANAGEMENT INCOME—Income from property management is generated from management of properties in which Aimco has unconsolidated holdings or manages for third parties. Property management revenues net of expenses was $7.4 million in the second quarter 2004 compared with $7.7 million in the second quarter 2003. Property management revenues net of expenses declined primarily due to increased consolidation of real estate partnerships, resulting in the elimination of associated management income.

ACTIVITY FEE AND ASSET MANAGEMENT INCOME—Activity fees are generated from transactional activity including dispositions, refinancings, and tax credit syndications and redevelopment, and are earned primarily from Aimco Capital holdings. Asset management income is earned by Aimco Capital from the financial management of properties, rather than management of day-to-day operations. Activity fee and asset management revenues net of expenses from both conventional and Aimco Capital operations was $5.1 million in the second quarter 2004 compared with $1.1 million in the second quarter 2003. The amount of this income may vary each quarter depending upon the nature and timing of transactional activity.

INTEREST INCOME—Interest income (which includes transactional accretion income of $0.7 million) was $7.5 million for the second quarter, an increase of $0.5 million compared with the second quarter 2003. Interest income is generated from notes receivable totaling $203.6 million at June 30, 2004.

DEBT ACTIVITY—During the second quarter 2004, Aimco closed 17 mortgage loans, all of which were refinancings of existing mortgage debt. Total proceeds were $111.6 million at a weighted average interest rate of 3.85%. After repayment of existing debt, transaction costs, and distributions to limited partners totaling $102.7 million, Aimco's share of net proceeds was $8.9 million.

Apartment Investment and Management Company
Second Quarter 2004

During the second quarter 2004 Aimco drew $158.1 million on its revolving credit facility ($100 million of which was used to redeem the 9.0% Class P Convertible Cumulative Preferred Stock), increasing the balance from $127.5 million to $285.6 million and leaving $159.4 million (less $22.7 million in outstanding letters of credit) in available capacity.

Total consolidated debt increased by $225 million during the quarter including: (i) a $67 million net increase in mortgage debt; and (ii) a $158 million increase in short-term borrowings. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.

INTEREST EXPENSE—Consolidated interest expense was $96.4 million for the second quarter 2004, an increase of $5.2 million when compared with $91.2 million in the second quarter 2003. The increase in interest expense is primarily the result of: (i) lower capitalized interest with the completion of Flamingo South Beach; and (ii) increased corporate borrowings.

PREFERRED STOCK ACTIVITY—As previously announced, during the second quarter Aimco redeemed the 9.0% Class P Convertible Cumulative Preferred Stock for $100 million.

G&A—General and administrative expenses for the second quarter 2004 were $18.4 million, up from $7.6 million in the second quarter 2003. This increase is primarily due to: (i) $3.2 million of higher salaries and benefit costs due to increased staffing levels and a new health care plan, and higher variable compensation costs; (ii) $0.9 million of one-time executive recruitment and relocation costs; (iii) $1.3 million of higher compliance costs resulting from Sarbanes 404 and increased legal fees; (iv) $0.2 million of increased travel costs incurred in connection with monthly Regional Operating Center reviews by senior management; (v) $1.9 million favorable change in estimate in the second quarter of 2003 pertaining to the collectibility of corporate receivables from unconsolidated partnerships; and (vi) miscellaneous other one-time expenses incurred in 2004 and one-time benefits realized in 2003.

OTHER INCOME, NET—Other income, net was $0.6 million for the second quarter 2004 compared with $3.6 million in the second quarter 2003. This line item primarily includes income tax provisions/benefits, partnership expenses and risk management activities related to unconsolidated partnerships. The decline in income in the second quarter 2004 compared with the second quarter 2003 is primarily due to risk management activities.

Outlook

For the third quarter 2004, FFO is forecast to range from $0.66 to $0.68 per share, before impairment and preferred redemption charges, and AFFO from $0.48 to $0.51 per share. For the full year 2004, FFO is forecast to range from $2.75 to $2.78 per share, before impairment and preferred redemption charges, and AFFO is forecast to range from $2.09 to $2.14 per share. These forecast ranges are narrowed from the forecast ranges provided in May 2004 of $2.75 to $3.00 and $2.03 to $2.28, respectively. Please refer to the Outlook Schedule for the third quarter and full year 2004, which follows the Consolidated Financial Statements in this release.

Dividends on Common Stock

As announced on July 29, 2004, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended June 30, 2004, payable on August 31, 2004 to stockholders of record on August 20, 2004. The dividend represents 125% of AFFO (diluted) and 95% of FFO (diluted), on a per share basis, for the

Apartment Investment and Management Company
Second Quarter 2004

quarter ended June 30, 2004 and a 7.6% annualized yield based on the $31.70 closing price of Aimco's Class A Common Stock on July 29, 2004.

Earnings Conference Call

Please join Aimco management for the Second Quarter 2004 earnings conference call to be held Wednesday, August 4, 2004 at 3:00 p.m. Eastern Time. You may join the conference call through an Internet audiocast via Aimco's Website at www.aimco.com/about/financial/2Q2004.asp, then click on the Webcast link. Alternatively, you may join the conference call by telephone by dialing 800-218-0204, or 303-262-2130 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company Second Quarter 2004 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco's Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 11002189#.

Supplemental Information

The Supplemental Information referenced in this release is available at Aimco's Website at the link www.aimco.com/about/financial/2Q2004.asp or by calling Investor Relations at 303-691-4350.

Forward-looking Statements

This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results. These forward-looking statements are based on certain risks and uncertainties, including but not limited to Aimco's ability to improve upon current occupancy, rent levels and "Same Store" results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financial risks, including the risk that Aimco's cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination or properties presently owned or previously owned by Aimco. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a real estate investment trust headquartered in Denver, Colorado owning and operating a geographically diversified portfolio of apartment communities through 21 regional operating centers. Aimco, through its subsidiaries, operates nearly 1,600 properties, including

Apartment Investment and Management Company
Second Quarter 2004

approximately 280,000 apartment units, and serves approximately one million residents each year. Aimco's properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
REVENUES:
Rental and other property revenues	$361,001	$353,898	$715,066	$699,641
Property management revenues, primarily from affiliates	9,371	9,607	17,627	18,846
Activity fees and asset management revenues, primarily from affiliates	9,820	3,111	18,088	8,899

Total revenues	380,192	366,616	750,781	727,386

EXPENSES:
Property operating expenses	167,704	150,880	330,684	300,120
Property management expenses	1,989	1,925	4,331	4,042
Activity and asset management expenses	4,716	1,972	7,027	3,807
Depreciation and amortization	93,216	87,645	182,900	171,878
General and administrative expenses	18,407	7,566	37,039	17,301
Other income, net	(589)	(3,579)	(1,786)	(7,202)

Total expenses	285,443	246,409	560,195	489,946

Operating income	94,749	120,207	190,586	237,440
Interest income	7,533	7,067	15,006	13,142
Provision for losses on notes receivable	(1,180)	(791)	(1,101)	(1,488)
Interest expense	(96,372)	(91,174)	(189,411)	(180,014)
Deficit distributions to minority partners	(2,650)	(3,633)	(7,088)	(9,101)
Equity in losses of unconsolidated real estate partnerships	(1,038)	(3,132)	(2,472)	(4,814)
Impairment loss on investment in unconsolidated real estate partnerships	(1,881)	-	(1,733)	-
Gain on disposition of real estate related to unconsolidated entities and other	2,097	839	2,080	756

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	1,258	29,383	5,867	55,921
Minority interests:
Minority interest in consolidated real estate partnerships	3,650	(1,579)	4,659	(2,648)
Minority interest in Aimco Operating Partnership, preferred [a]	(1,971)	(2,604)	(3,940)	(5,225)
Minority interest in Aimco Operating Partnership, common [a]	2,163	(164)	4,404	(251)

Total minority interests	3,842	(4,347)	5,123	(8,124)

Income from continuing operations	5,100	25,036	10,990	47,797
Income from discontinued operations, net [b]	8,886	34,194	20,981	33,256

Income before cumulative effect of change in accounting principle	13,986	59,230	31,971	81,053
Cumulative effect of change in accounting principle	-	-	(3,957)	-

Net income	13,986	59,230	28,014	81,053
Net income attributable to preferred stockholders	21,773	24,961	41,640	47,102

Net income (loss) attributable to common stockholders	$(7,787)	$34,269	$(13,626)	$33,951

Weighted average number of common shares outstanding	93,065	92,747	92,938	92,720

Weighted average number of common shares and common share equivalents outstanding	93,065	92,832	92,938	92,809

Earnings (loss) per common share - basic:
Income (loss) from continuing operations (net of preferred dividends)	$(0.18)	$0.00	$(0.33)	$0.01
Income from discontinued operations	0.10	0.37	0.22	0.36
Cumulative effect of change in accounting principle	-	-	(0.04)	-

Net income (loss) attributable to common stockholders	$(0.08)	$0.37	$(0.15)	$0.37

Earnings (loss) per common share - diluted:
Income (loss) from continuing operations (net of preferred dividends)	$(0.18)	$0.00	$(0.33)	$0.01
Income from discontinued operations	0.10	0.37	0.22	0.36
Cumulative effect of change in accounting principle	-	-	(0.04)	-

Net income (loss) attributable to common stockholders	$(0.08)	$0.37	$(0.15)	$0.37

[a]
The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco's UPREIT structure
[b]
Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Quarter Ended 30-Jun-04	Quarter Ended 30-Jun-03	Year Ended 30-Jun-04	Year Ended 30-Jun-03
Income from operations	$488	$2,909	$101	$4,764
Gain on dispositions of real estate, net of minority partners' interest	10,225	41,050	21,585	44,542
Impairment loss on real estate assets sold or held for sale	(477)	(2,654)	(491)	(7,941)
Recovery of deficit distributions to minority partners	5	275	3,318	500
Income tax arising from disposals	(92)	(2,978)	(789)	(4,306)
Minority interest in Aimco Operating Partnership	(1,263)	(4,408)	(2,743)	(4,303)

Income from discontinued operations	$8,886	$34,194	$20,981	$33,256

GAAP Balance Sheets

Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of June 30, 2004	As of December 31, 2003
ASSETS
Buildings and improvements	$8,746,119	$8,351,762
Land	2,177,716	2,059,400
Accumulated depreciation	(1,976,291)	(1,805,386)

TOTAL REAL ESTATE	8,947,544	8,605,776
Cash and cash equivalents	90,619	96,983
Restricted cash	285,586	243,174
Accounts receivable	58,703	66,943
Accounts receivable from affiliates	69,357	56,874
Deferred financing costs	74,159	72,830
Notes receivable from unconsolidated real estate partnerships	143,685	137,416
Notes receivable from non-affiliates	59,933	68,771
Investment in unconsolidated real estate partnerships	180,392	237,056
Other assets	343,924	283,634
Assets held for sale	105,289	243,905

TOTAL ASSETS	$10,359,191	$10,113,362

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing	$1,229,367	$1,199,360
Secured notes payable	4,541,102	4,331,104
Mandatorily redeemable preferred securities	15,019	113,619
Term loans	343,000	354,387
Credit facility	285,600	81,000

TOTAL INDEBTEDNESS	6,414,088	6,079,470
Accounts payable	40,965	24,139
Accrued liabilities and other	407,384	392,866
Deferred income	31,245	25,856
Security deposits	40,615	40,490
Deferred income taxes payable	18,235	26,065
Liabilities related to assets held for sale	83,871	167,966

TOTAL LIABILITIES	7,036,403	6,756,852

Minority interest in consolidated real estate partnerships	210,285	191,948
Minority interest in Aimco Operating Partnership	269,719	303,905
STOCKHOLDERS' EQUITY
Class A Common Stock	946	939
Additional paid-in capital	3,069,095	3,053,312
Perpetual preferred stock	755,250	555,250
Convertible preferred stock	200,000	299,992
Distributions in excess of earnings	(1,121,842)	(998,018)
Unvested restricted stock	(21,018)	(10,772)
Notes due on common stock purchases	(39,647)	(40,046)

TOTAL STOCKHOLDERS' EQUITY	2,842,784	2,860,657

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,359,191	$10,113,362

GAAP Statements of Cash Flows

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,014	$81,053
Depreciation and amortization	182,900	171,878
Adjustments to net income from discontinued operations	(19,405)	(16,366)
Changes in operating assets and liabilities	(33,482)	30,067
Other adjustments to reconcile net income	7,957	21,283

Net cash provided by operating activities	165,984	287,915

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(176,971)	(5,000)
Capital expenditures	(102,930)	(122,354)
Purchases of non-real estate assets	(20,083)	(11,274)
Proceeds from dispositions of real estate	112,362	243,916
Purchases of general and limited partnership interests and other assets	(35,232)	(33,023)
Originations of notes receivable from unconsolidated real estate partnerships	(28,176)	(20,631)
Distributions received from investments in unconsolidated real estate partnerships	41,624	46,422
Other investing activities	31,243	15,262

Net cash (used in) provided by investing activities	(178,163)	113,318

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	154,788	266,999
Principal repayments on secured notes payable	(181,682)	(377,379)
Proceeds from tax-exempt bond financing	69,471	-
Principal repayments on tax-exempt bond financing	(46,137)	(12,689)
Net borrowings (paydowns) on term loans and revolving credit facility	193,213	(51,624)
Proceeds from issuance (redemption) of mandatorily redeemable preferred securities	(98,875)	97,250
Proceeds from issuance of preferred stock	193,250	-
Redemption of preferred stock	(99,926)	(59,845)
Repurchase of Class A Common Stock and redemption of OP Units	(13,088)	(1,086)
Payment of Class A Common Stock dividends	(112,532)	(152,425)
Payment of preferred stock dividends	(39,306)	(45,630)
Contributions from minority interest	22,155	-
Payment of distributions to minority interest	(44,107)	(52,006)
Other financing activities	(6,024)	(6,436)

Net cash used in financing activities	(8,800)	(394,871)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(20,979)	6,362
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	96,983	95,413
NET (INCREASE) DECREASE IN CASH AND CASH EQUIVALENTS INCLUDED WITHIN ASSETS HELD FOR SALE FROM BEGINNING TO END OF PERIOD	14,615	(80)

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$90,619	$101,695

Outlook and Forward Looking Statement
Third Quarter and Full Year 2004
(unaudited)

The Outlook information provided on this Schedule contains information that is forward-looking, including statements concerning projected third quarter and full year 2004 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management's beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco's ability to improve upon current occupancy, rent levels and "same store" results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that Aimco's cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2003 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	Third Quarter 2004	Full Year 2004
GAAP Earnings per share (1)	$-0.06 to $-0.04	$-0.38 to $-0.35
Add: Depreciation and other	$0.72	$3.13
FFO per share before Impairments (2)	$0.66 to $0.68	$2.75 to $2.78
AFFO per share	$0.48 to $0.51	$2.09 to $2.14
2004 Same Store Operating Assumptions
Expected physical occupancy (weighted average)	91.4% to 92.4%	89.8% to 90.5%
NOI change - sequential and 2004 vs. 2003	1.5% to 2.5%	-3.75% to -4.5%
Gross dispositions (3)		$600MM to $700MM	(Aimco Share $440MM - $560MM)
Gross acquisitions (4)		$440MM to $560MM	(Aimco Share $440MM - $560MM)
(1)
Aimco's earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or upon redemption of preferred securities.

(2)
Aimco's FFO (diluted) per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or upon redemption of preferred securities.

(3)
Aimco has sold or is currently marketing for sale approximately 75 conventional properties (approximately 18,000 units) and 200 affordable properties (approximately 20,000 units). Aimco anticipates gross sales proceeds of approximately $600 to $700 million for 2004 (Aimco share $440 to $560 million). Aimco expects that its share of cash from these dispositions, net of limited partner interests and after repayment of mortgage debt, will be approximately $175 to $225 million. In addition, Aimco has listed for sale a small number of core properties that are not included in the sales guidance above.

(4)
Acquisitions include property acquisitions, limited partnership acquisitions, preferred stock redemptions, and common stock repurchases.

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.

ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.

AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.

ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership's share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco's performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. From the second quarter 2002 through the fourth quarter 2003, the calculation of AFFO also deducted Capital Enhancements expenditures (CE). CE expenditures were made to improve Aimco's assets by adding a new feature or revenue source; however, as part of changes effective as of the first quarter 2004, these expenditures are included within capital improvements. Capital improvement expenditures are not deducted in the calculation of AFFO and FCF.

Please see Supplemental Schedule I for AFFO data reconciled to Net Income as determined in accordance with GAAP.

CAPITAL IMPROVEMENTS (CI): As of the first quarter 2004, CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco's prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending.

CI expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.

CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. It represents the share of expenditures that is deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Effective January 1, 2004 Aimco refined the methodology in calculating CR. Please refer to Schedule 9 for further detail.

CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.

CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.

EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco's ownership share.

FREE CASH FLOW (FCF): FCF, as defined by Aimco, is net operating income from real estate minus CR spending. FCF also includes cash flows generated from the Investment Management Business, Interest income, General and administrative expenses, Provision for losses on notes receivable and other expenses (income), net incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco's unconsolidated real estate holdings.

Please see Supplemental Schedule 2 for FCF data reconciled to Net Income as determined in accordance with GAAP.

FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, cumulative effect of change in accounting principle, gains on dispositions of depreciable real estate property, gains on dispositions of real estate from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. Aimco calculates FFO based on the NAREIT definition, as further adjusted for amortization of intangibles and deficit distributions to minority partners. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock/partnership units, adding back preferred dividends/distributions on dilutive preferred securities and adding back the interest expense on dilutive mandatorily redeemable convertible preferred securities. FFO is helpful to investors in understanding Aimco's performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO is comparable with that of other real estate investment trusts.

Please see Supplemental Schedule 1 for FFO data reconciled to Net Income as determined in accordance with GAAP.

NET RENTAL INCOME (NRI): NRI is an operating measure calculated as the product of the number of rental units in Aimco's "Same Store" portfolio multiplied by average occupancy multiplied by average effective rent per unit. NRI does not reflect income from all sources and does not reflect operating expenses. Therefore, NRI is not a measure of net operating income or earnings.

NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.

OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.

PARTNERSHIP EXPENSES: Expenses incurred at the partnership level, either directly or indirectly, such as audit, tax and legal.

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.

SAME STORE: Same Store is used commonly to describe conventional properties in which Aimco's ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.

Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership.

Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to Rental and other property revenues and Property operating expense as determined in accordance with GAAP.

UNCONSOLIDATED BALANCE SHEET ITEMS: Unconsolidated balance sheet items such as Aimco's share of unconsolidated cash, unconsolidated restricted cash, unconsolidated accounts receivable, unconsolidated current liabilities and unconsolidated debt are components of Balance Sheet line items on the GAAP financial statements that are useful in understanding Aimco's proportionate share of assets and liabilities, prior to consolidation in the GAAP financial statements.

Supplemental Schedule 1

Funds From Operations and Adjusted Funds From Operations [a]
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
Net income (loss) attributable to common stockholders	$(7,787)	$34,269	$(13,626)	$33,951
Adjustments:
Depreciation and amortization	93,216	87,645	182,900	171,878
Depreciation and amortization related to non-real estate assets	(4,287)	(5,471)	(9,207)	(10,757)
Depreciation of rental property related to minority partners' interest	(12,203)	(8,058)	(22,963)	(15,243)
Depreciation of rental property related to unconsolidated entities	5,574	6,539	11,644	13,042
Gain on disposition of real estate related to unconsolidated entities and other	(2,097)	(839)	(2,080)	(756)
Gain on disposition of land	875	-	875	-
Deficit distributions to minority partners	2,650	3,633	7,088	9,101
Cumulative effect of change in accounting principle	-	-	3,957	-
Discontinued operations:
Gain on dispositions of real estate, net of minority partners' interest	(10,225)	(41,050)	(21,585)	(44,542)
Depreciation of rental property, net of minority partners' interest	710	6,728	2,380	14,506
Recovery of deficit distributions to minority partners	(5)	(275)	(3,318)	(500)
Income tax arising from disposals	92	2,978	789	4,306
Minority interest in Aimco Operating Partnership's share of above adjustments	(7,917)	(5,918)	(16,339)	(16,128)
Preferred stock dividends	21,685	22,806	41,552	44,947
Redemption related preferred stock issuance costs	88	2,155	88	2,155

Funds From Operations	80,369	105,142	162,155	205,960
Preferred stock dividends	(21,685)	(22,806)	(41,552)	(44,947)
Redemption related preferred stock issuance costs	(88)	(2,155)	(88)	(2,155)
Dividends/distributions on dilutive preferred securities	1,059	3,293	1,688	8,156
Interest expense on dilutive mandatorily redeemable convertible preferred securities	-	247	-	494

Funds From Operations Attributable to Common Stockholders - Diluted	$59,655	$83,721	$122,203	$167,508
Capital Replacements	(18,269)	(20,890)	(30,469)	(46,972)
Capital Enhancements [b]	-	(1,501)	-	(2,164)
Impairment loss on investment in unconsolidated real estate partnerships	1,881	-	1,733	-
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest	477	2,654	491	7,941
Redemption related preferred stock issuance costs	88	2,155	88	2,155
Minority interest in Aimco Operating Partnership's share of above adjustments	1,694	2,006	3,057	4,464
Dividends/distributions on non-dilutive preferred securities	(1,018)	-	(1,605)	(4,066)

Adjusted Funds From Operations Attributable to Common Stockholders - Diluted	$44,508	$68,145	$95,498	$128,866

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	93,080	92,832	92,968	92,809
Dilutive preferred securities	1,794	4,250	1,381	4,912

	94,874	97,082	94,349	97,721

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	93,080	92,832	92,968	92,809
Dilutive preferred securities	94	4,250	88	2,821

	93,174	97,082	93,056	95,630

Per Share:
Funds From Operations - Diluted	$0.63	$0.86	$1.30	$1.71
Funds From Operations - Diluted (excluding impairment losses and redemption related preferred stock issuance costs) [c] [d]	$0.65	$0.91	$1.32	$1.81
Adjusted Funds From Operations - Diluted	$0.48	$0.70	$1.03	$1.35
Dividends Declared	$0.60	$0.82	$1.20	$1.64

[a]    Effective with the fourth quarter 2003 and for all periods presented, Aimco has adjusted its presentation of Funds From Operations (FFO) to conform to the NAREIT definition to deduct the Aimco Operating Partnership's share of all adjustments and remove the common partnership units in the Aimco Operating Partnership, which had previously been assumed to have been redeemed in exchange for Aimco's Class A Common Stock.

[b]    Effective January 1, 2004 and on a prospective basis, Capital Enhancements are now included as part of Capital Improvements (See Supplemental Schedule 9 for further details).

[c]    On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco's presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three and six months ended June 30, 2004 includes impairment losses of $2.4 million and $2.2 million, respectively. FFO for the three and six months ended June 30, 2003 includes an adjustment of $2.7 million and $7.9 million, respectively, to reflect this change.

[d]    In accordance with the Securities and Exchange Commission's July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco now includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three and six months ended June 30, 2004 includes issuance costs of $0.08 million, respectively. FFO for the three and six months ended June 30, 2003 includes an adjustment of $2.2 million, respectively, to reflect this change.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation
For the Three Months Ended June 30, 2004
(in thousands)
(unaudited)

	Aimco GAAP Income Statement	Proportionate Share of Unconsolidated Partnerships	Minority Partners' Interest	Total Proportionate Consolidated Income Statement	Conventional (1)	Aimco Capital (1)	Corporate	Total Proportionate Consolidated Income Statement
Revenue:
Rental and other property revenues (1):
Same store properties (2)	$302,953	$8,963	$(46,267)	$265,649	$265,649	$-	$-	$265,649
Acquisition properties	7,831	411	(7)	8,235	8,235	-	-	8,235
Redevelopment properties	12,085	410	(2,055)	10,440	10,440	-	-	10,440
Disposition properties	-	349	-	349	349	-	-	349
Other properties	4,785	2,384	(1,222)	5,947	5,947	-	-	5,947
Affordable properties	33,347	14,165	(4,281)	43,231	-	43,231	-	43,231

Total rental and other property revenues	361,001	26,682	(53,832)	333,851	290,620	43,231	-	333,851
Property management revenues, primarily from affiliates	9,371	-	-	9,371	3,033	6,338	-	9,371
Activity fees and asset management revenues, primarily from affiliates	9,820	-	-	9,820	477	9,343	-	9,820

Total revenues	380,192	26,682	(53,832)	353,042	294,130	58,912	-	353,042

Expense:
Property operating expenses (1):
Same store properties (2)	133,173	3,973	(21,533)	115,613	115,613	-	-	115,613
Acquisition properties	3,284	370	(2)	3,652	3,652	-	-	3,652
Redevelopment properties	5,821	243	(1,262)	4,802	4,802	-	-	4,802
Disposition properties	0	251	-	251	251	-	-	251
Other properties	3,746	1,766	(1,002)	4,510	4,510	-	-	4,510
Affordable properties	16,747	6,336	(2,296)	20,787	-	20,787	-	20,787
Casualties	(237)	(11)	301	53	(111)	164	-	53
Property management expenses (consolidated properties)	5,170	1,516	(2,647)	4,039	2,883	1,156	-	4,039

Total property operating expenses	167,704	14,444	(28,441)	153,707	131,600	22,107	-	153,707
Property management expenses (unconsolidated and third party properties)	1,989	-	-	1,989	667	1,322	-	1,989
Activity and asset management expenses	4,716	-	-	4,716	-	4,716	-	4,716
Depreciation and amortization	93,216	5,574	(12,203)	86,587	76,354	10,233	-	86,587
General and administrative expenses	18,407	-	-	18,407	11,596	6,811	-	18,407
Other expenses (income), net	(589)	993	(2,306)	(1,902)	2,737	(4,639)	-	(1,902)

Total expenses	285,443	21,011	(42,950)	263,504	222,955	40,549	-	263,504

Operating income	94,749	5,671	(10,882)	89,538	71,175	18,363	-	89,538
Interest income:
General partner loan interest	5,424	-	-	5,424	4,454	970	-	5,424
Money market and interest bearing accounts	1,377	263	(55)	1,585	795	790	-	1,585
Accretion on discounted notes receivable	732	-	-	732	288	444	-	732

Total interest income	7,533	263	(55)	7,741	5,537	2,204	-	7,741
Provision for losses on notes receivable	(1,180)	-	-	(1,180)	(273)	(907)	-	(1,180)
Interest Expense:
Property debt (primarily non-recourse)	(88,923)	(6,891)	14,693	(81,121)	(72,592)	(8,529)	-	(81,121)
Lines of credit	(8,491)	-	-	(8,491)	-	-	(8,491)	(8,491)
Interest expense on mandatorily redeemable convertible preferred securities	(246)	-	-	(246)	-	-	(246)	(246)
Capitalized interest	1,288	(81)	(106)	1,101	1,038	63	-	1,101

Total interest expense	(96,372)	(6,972)	14,587	(88,757)	(71,554)	(8,466)	(8,737)	(88,757)
Deficit distributions to minority partners	(2,650)	-	-	(2,650)	(2,744)	94	-	(2,650)
Equity in losses of unconsolidated real estate partnerships	(1,038)	1,038	-	-	-	-	-	-
Impairment loss on investment in unconsolidated real estate partnerships	(1,881)	-	-	(1,881)	(354)	(1,527)	-	(1,881)
Gain on disposition of real estate related to unconsolidated entities and other	2,097	-	-	2,097	1,216	881	-	2,097

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	1,258	-	3,650	4,908	3,003	10,642	(8,737)	4,908
Minority interests:
Minority interest in consolidated real estate partnerships	3,650	-	(3,650)	-	-	-	-	-
Minority interest in Aimco Operating Partnership	192	-	-	192	-	-	192	192

Total minority interests	3,842	-	(3,650)	192	-	-	192	192

Income from continuing operations	5,100	-	-	5,100	3,003	10,642	(8,545)	5,100
Income from discontinued operations, net	8,886	-	-	8,886	7,687	2,463	(1,263)	8,886

Income before cumulative effect of change in accounting principle	13,986	-	-	13,986	10,690	13,105	(9,809)	13,986
Cumulative effect of change in accounting principle	-	-	-	-	-	-	-	-

Net income	$13,986	$-	$-	$13,986	$10,690	$13,105	$(9,809)	$13,986

(1)
See definitions and descriptions in Glossary
(2)
Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco's acquisition of additional partnership interests.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation
For the Three Months Ended June 30, 2004
(in thousands)
(unaudited)

	Aimco GAAP Income Statement	Proportionate Share of Unconsolidated Partnerships	Minority Partners' Interest	Total Proportionate Consolidated Income Statement	Conventional (1)	Aimco Capital (1)	Corporate	Total Proportionate Consolidated Income Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)				13,986	10,690	13,105	(9,809)	13,986
Proportionate share of depreciation and amortization				86,587	76,354	10,233	-	86,587
Depreciation and amortization related to non-real estate assets				(4,287)	(4,287)	-	-	(4,287)
Deficit distributions to minority partners				2,650	2,744	(94)	-	2,650
Gain on disposition of real estate related to unconsolidated entities and other				(2,097)	(1,216)	(881)	-	(2,097)
Gain on disposition of land				875	875	-	-	875
Discontinued operations				(9,428)	(6,611)	(2,817)	-	(9,428)
Minority interest in Aimco Operating Partnership's share of adjustments				(7,917)	-	-	(7,917)	(7,917)
Preferred stock dividends				(21,685)	-	-	(21,685)	(21,685)
Redemption related preferred stock issuance costs				(88)	-	-	(88)	(88)
Dividends/distributions on dilutive preferred securities				1,059	-	-	1,059	1,059

FFO Attributable to Common Stockholders - Diluted				59,655	78,549	19,546	(38,440)	59,655

Capital Replacements				(18,269)	(16,169)	(2,100)	-	(18,269)
Impairment loss on investment in unconsolidated real estate partnerships				1,881	354	1,527	-	1,881
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest				477	-	477	-	477
Redemption related preferred stock issuance costs				88	-	-	88	88
Minority interest in Aimco Operating Partnership's share of adjustments				1,694	-	-	1,694	1,694
Dividends/distributions on non-dilutive preferred securities				(1,018)	-	-	(1,018)	(1,018)

AFFO Attributable to Common Stockholders - Diluted				44,508	62,734	19,450	(37,676)	44,508

Interest expense				88,757	71,554	8,465	8,738	88,757
Discontinued operations				65	(1,076)	(122)	1,263	65
Gain on disposition of land				(875)	(875)	-	-	(875)
Preferred stock dividends and distributions				21,685	-	-	21,685	21,685
Depreciation and amortization related to non-real estate assets				4,287	4,287	-	-	4,287
Dividends/distributions on non-dilutive preferred securities				(42)	-	-	(42)	(42)
Minority interest in Aimco Operating Partnership				(192)	-	-	(192)	(192)
Minority interest in Aimco Operating Partnership's share of adjustments				6,224	-	-	6,224	6,224

FCF				$164,417	$136,624	$27,793	$-	$164,417

FCF Breakdown:
Real Estate				161,875
Property management				7,382
Activity and asset management				5,104
Interest income				7,741
Provision for losses on notes receivable				(1,180)
General and administrative expenses				(18,407)
Other income, net				1,902

Total FCF				$164,417

	For the Three Months Ended June 30, 2004
	FFO	AFFO	FCF
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income	$13,986	$13,986	$13,986
Total interest expense after minority partners' share	-	-	88,757
Dividends on preferred stock	(21,685)	(21,685)	-
Redemption related preferred stock issuance costs	(88)	-	-
Proportionate share of depreciation and amortization	86,587	86,587	86,587
Depreciation and amortization related to non-real estate assets	(4,287)	(4,287)	-
Gain on disposition of real estate related to unconsolidated entities and other	(2,097)	(2,097)	(2,097)
Gain on disposition of land	875	875	-
Impairment loss on investment in unconsolidated real estate partnerships	-	1,881	1,881
Discontinued operations:
Income from discontinued operations, net	-	-	(8,886)
Depreciation of rental property, net of minority partners' interest	710	710	-
Gain on dispositions of real estate, net of minority partners' interest	(10,225)	(10,225)	-
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest	-	477	-
Recovery of deficit distributions to minority partners	(5)	(5)	-
Income tax arising from disposals	92	92	-
Deficit distributions to minority partners	2,650	2,650	2,650
Capital Replacements	-	(18,269)	(18,269)
Dividends/distributions on dilutive preferred securities	1,059	42	-
Minority interest in Aimco Operating Partnership's share of above adjustments	(7,917)	(6,224)	-
Minority interest in Aimco Operating Partnership	-	-	(192)

Total	$59,655	$44,508	$164,417

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation
For the Six Months Ended June 30, 2004
(in thousands)
(unaudited)

	Aimco GAAP Income Statement	Proportionate Share of Unconsolidated Partnerships	Minority Partners' Interest	Total Proportionate Consolidated Income Statement	Conventional (1)	Aimco Capital (1)	Corporate	Total Proportionate Consolidated Income Statement
Revenue:
Rental and other property revenues (1):
Same store properties (2)	$593,089	19,615	$(90,923)	$521,781	$521,781	$-	$-	$521,781
Acquisition properties	14,300	907	(44)	15,163	15,163	-	-	15,163
Redevelopment properties	33,803	792	(5,190)	29,405	29,405	-	-	29,405
Disposition properties	-	830	-	830	830	-	-	830
Other properties	9,756	4,425	(2,113)	12,068	12,068	-	-	12,068
Affordable properties	64,118	28,171	(6,201)	86,088	-	86,088	-	86,088

Total rental and other property revenues	715,066	54,740	(104,471)	665,335	579,247	86,088	-	665,335
Property management revenues, primarily from affiliates	17,627	-	-	17,627	5,557	12,070	-	17,627
Activity fees and asset management revenues, primarily from affiliates	18,088	-	-	18,088	379	17,709	-	18,088

Total revenues	750,781	54,740	(104,471)	701,050	585,183	115,867	-	701,050

Expense:
Property operating expenses (1):
Same store properties (2)	256,892	8,880	(41,908)	223,864	223,864	-	-	223,864
Acquisition properties	5,844	683	(29)	6,498	6,498	-	-	6,498
Redevelopment properties	17,510	489	(2,709)	15,290	15,290	-	-	15,290
Disposition properties	-	549	-	549	549	-	-	549
Other properties	8,203	3,395	(2,436)	9,162	9,162	-	-	9,162
Affordable properties	33,842	13,201	(3,389)	43,654	-	43,654	-	43,654
Casualties	(1,694)	39	327	(1,328)	(1,249)	(79)	-	(1,328)
Property management expenses (consolidated properties)	10,087	3,125	(4,861)	8,351	5,922	2,429	-	8,351

Total property operating expenses	330,684	30,361	(55,005)	306,040	260,036	46,004	-	306,040
Property management expenses (unconsolidated and third party properties)	4,331	-	-	4,331	1,451	2,880	-	4,331
Activity and asset management expenses	7,027	-	-	7,027	-	7,027	-	7,027
Depreciation and amortization	182,900	11,644	(22,963)	171,581	152,240	19,341	-	171,581
General and administrative expenses	37,039	-	-	37,039	23,014	14,025	-	37,039
Other expenses (income), net	(1,786)	1,583	(3,150)	(3,353)	4,202	(7,555)	-	(3,353)

Total expenses	560,195	43,588	(81,118)	522,665	440,943	81,722	-	522,665

Operating income	190,586	11,152	(23,353)	178,385	144,240	34,145	-	178,385
Interest income:
General partner loan interest	10,110	-	-	10,110	8,340	1,770	-	10,110
Money market and interest bearing accounts	2,717	741	(76)	3,382	1,379	2,003	-	3,382
Accretion on discounted notes receivable	2,179	-	-	2,179	1,770	409	-	2,179

Total interest income	15,006	741	(76)	15,671	11,489	4,182	-	15,671
Recovery of (provision for) losses on notes receivable	(1,101)	-	-	(1,101)	167	(1,268)	-	(1,101)
Interest Expense:
Property debt (primarily non-recourse)	(174,489)	(14,367)	28,325	(160,531)	(142,021)	(18,510)	-	(160,531)
Lines of credit	(15,567)	-	-	(15,567)	-	-	(15,567)	(15,567)
Interest expense on mandatorily redeemable convertible preferred securities	(1,161)	-	-	(1,161)	-	-	(1,161)	(1,161)
Interest expense on mandatorily redeemable convertible preferred securities	(491)	-	-	(491)	-	-	(491)	(491)
Capitalized interest	2,297	2	(237)	2,062	1,640	422	-	2,062

Total interest expense	(189,411)	(14,365)	28,088	(175,688)	(140,381)	(18,088)	(17,219)	(175,688)
Deficit distributions to minority partners	(7,088)	-	-	(7,088)	(6,143)	(945)	-	(7,088)
Equity in losses of unconsolidated real estate partnerships	(2,472)	2,472	-	-	-	-	-	-
Impairment loss on investment in unconsolidated real estate partnerships	(1,733)	-	-	(1,733)	(355)	(1,378)	-	(1,733)
Gain on disposition of real estate related to unconsolidated entities and other	2,080	-	-	2,080	(1,847)	3,927	-	2,080

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	5,867	-	4,659	10,526	7,170	20,575	(17,219)	10,526
Minority interests:
Minority interest in consolidated real estate partnerships	4,659	-	(4,659)	-	-	-	-	-
Minority interest in Aimco Operating Partnership	464	-	-	464	-	-	464	464

Total minority interests	5,123	-	(4,659)	464	-	-	464	464

Income from continuing operations	10,990	-	-	10,990	7,170	20,575	(16,755)	10,990
Income from discontinued operations, net	20,981	-	-	20,981	20,699	3,025	(2,743)	20,981

Income before cumulative effect of change in accounting principle	31,971	-	-	31,971	27,869	23,600	(19,498)	31,971
Cumulative effect of change in accounting principle	(3,957)	-	-	(3,957)	(512)	(3,445)	-	(3,957)

Net income	$28,014	$-	$-	$28,014	$27,357	$20,155	$(19,498)	$28,014

(1)
see definitions and descriptions in Glossary
(2)
Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco's acquisition of additional partnership interests.

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation
For the Six Months Ended June 30, 2004
(in thousands)
(unaudited)

	Aimco GAAP Income Statement	Proportionate Share of Unconsolidated Partnerships	Minority Partners' Interest	Total Proportionate Consolidated Income Statement	Conventional (1)	Aimco Capital (1)	Corporate	Total Proportionate Consolidated Income Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)				28,014	27,357	20,155	(19,498)	28,014
Proportionate share of depreciation and amortization				171,581	152,240	19,341	-	171,581
Depreciation and amortization related to non-real estate assets				(9,207)	(9,207)	-	-	(9,207)
Deficit distributions to minority partners				7,088	6,143	945	-	7,088
Gain on disposition of real estate related to unconsolidated entities and other				(2,080)	1,847	(3,927)	-	(2,080)
Gain on disposition of land				875	875	-	-	875
Cumulative effect of change in account principle				3,957	512	3,445	-	3,957
Discontinued operations				(21,734)	(18,884)	(2,849)	-	(21,733)
Minority interest in Aimco Operating Partnership's share of adjustments				(16,339)	-	-	(16,339)	(16,339)
Preferred stock dividends and distributions				(41,552)	-	-	(41,552)	(41,552)
Redemption related preferred stock issuance costs				(88)	-	-	(88)	(88)
Dividends/distributions on dilutive preferred securities				1,688	-	-	1,688	1,688

FFO Attributable to Common Stockholders - Diluted				122,203	160,882	37,110	(75,789)	122,203

Capital Replacements				(30,469)	(26,113)	(4,356)	-	(30,469)
Impairment loss on investment in unconsolidated real estate partnerships				1,733	355	1,378	-	1,733
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest				491	-	491	-	491
Redemption related preferred stock issuance costs				88	-	-	88	88
Minority interest in Aimco Operating Partnership's share of adjustments				3,057	-	-	3,057	3,057
Dividends/distributions on non-dilutive preferred securities				(1,605)	-	-	(1,605)	(1,605)

AFFO Attributable to Common Stockholders - Diluted				95,498	135,124	34,623	(74,249)	95,498

Interest expense				175,688	140,381	18,088	17,219	175,688
Discontinued operations				262	(1,814)	(667)	2,743	262
Gain on disposition of land				(875)	(875)	-	-	(875)
Preferred stock dividends and distributions				41,552	-	-	41,552	41,552
Depreciation and amortization related to non-real estate assets				9,207	9,207	-	-	9,207
Dividends/distributions on non-dilutive preferred securities				(83)	-	-	(83)	(83)
Minority interest in Aimco Operating Partnership				(464)	-	-	(464)	(464)
Minority interest in Aimco Operating Partnership's share of adjustments				13,282	-	-	13,282	13,282

FCF				$334,067	$282,023	$52,044	$-	$334,067

FCF Breakdown:
Real Estate				328,826
Property management				13,296
Activity and asset management				11,061
Interest income				15,671
Provision for losses on notes receivable				(1,101)
General and administrative expenses				(37,039)
Other income, net				3,353

Total FCF				$334,067

	For the Six Months Ended June 30, 2004
	FFO	AFFO	FCF
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income	$28,014	$28,014	$28,014
Total interest expense after minority partners' share	-	-	175,688
Dividends on preferred stock	(41,552)	(41,552)	-
Redemption related preferred stock issuance costs	(88)	-	-
Proportionate share of depreciation and amortization	171,581	171,581	171,581
Depreciation and amortization related to non-real estate assets	(9,207)	(9,207)	-
Gain on disposition of real estate related to unconsolidated entities and other	(2,080)	(2,080)	(2,080)
Gain on disposition of land	875	875	-
Impairment loss on investment in unconsolidated real estate partnerships	-	1,733	1,733
Cumulative effect of change in accounting principle	3,957	3,957	3,957
Discontinued operations:
Income from discontinued operations, net	-	-	(20,981)
Depreciation of rental property, net of minority partners' interest	2,380	2,380	-
Gain on dispositions of real estate, net of minority partners' interest	(21,585)	(21,585)	-
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest	-	491	-
Recovery of deficit distributions to minority partners	(3,318)	(3,318)	-
Income tax arising from disposals	789	789	-
Deficit distributions to minority partners	7,088	7,088	7,088
Capital Replacements	-	(30,469)	(30,469)
Dividends/distributions on dilutive preferred securities	1,688	83	-
Minority interest in Aimco Operating Partnership's share of above adjustments	(16,339)	(13,282)	-
Minority interest in Aimco Operating Partnership	-	-	(464)

Total	$122,203	$95,498	$334,067

Supplemental Schedule 3

Business Component Proportionate Balance Sheet Presentation
As of June 30, 2004 (in thousands)
(unaudited)

	Consolidated GAAP Balance Sheet As of June 30, 2004	Proportionate Share of Unconsolidated Partnerships [a]	Minority Partners' Interest [b]	Proportionate Consolidated Balance Sheet [c]	Conventional	Aimco Capital	Corporate	Proportionate Consolidated Balance Sheet [c]
ASSETS
Buildings and improvements	$8,746,119	$562,979	$(1,355,614)	$7,953,484	$7,164,924	$788,560	$-	$7,953,484
Land	2,177,716	76,867	(134,505)	2,120,078	1,989,112	130,966	-	2,120,078
Accumulated depreciation	(1,976,291)	(130,925)	603,602	(1,503,614)	(1,341,722)	(161,892)	-	(1,503,614)

TOTAL REAL ESTATE	8,947,544	508,921	(886,517)	8,569,948	7,812,314	757,634	-	8,569,948
Cash and cash equivalents	90,619	16,935	(23,394)	84,160	61,104	23,056	-	84,160
Restricted cash	285,586	42,565	(44,914)	283,237	193,247	89,990	-	283,237
Accounts receivable	58,703	3,642	-	62,345	26,011	36,334	-	62,345
Accounts receivable from affiliates	69,357	-	-	69,357	34,763	34,594	-	69,357
Deferred financing costs	74,159	-	-	74,159	67,244	6,915	-	74,159
Notes receivable from unconsolidated real estate partnerships	143,685	-	-	143,685	88,896	54,789	-	143,685
Notes receivable from non-affiliates	59,933	-	-	59,933	23,731	36,202	-	59,933
Investment in unconsolidated real estate partnerships	180,392	(156,972)	-	23,420	24,941	(1,521)	-	23,420
Other assets	343,924 [d]	20,654	-	364,578	307,277	57,301	-	364,578
Assets held for sale	105,289	-	-	105,289	78,753	26,536	-	105,289

TOTAL ASSETS	$10,359,191	$435,745	$(954,825)	$9,840,111	$8,718,281	$1,121,830	$-	$9,840,111

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing	$1,229,367	$28,786	$(83,755)	$1,174,398	$1,164,758	$9,640	$-	$1,174,398
Secured notes payable	4,541,102	327,470	(748,566)	4,120,006	3,535,054	584,952	-	4,120,006
Mandatorily redeemable preferred securities	15,019	-	-	15,019	-	-	15,019	15,019
Term loans	343,000	-	-	343,000	-	-	343,000	343,000
Credit facility	285,600	-	-	285,600	-	-	285,600	285,600

TOTAL INDEBTEDNESS	6,414,088	356,256	(832,321)	5,938,023	4,699,812	594,592	643,619	5,938,023
Accounts payable	40,965	79,489	-	120,454	73,594	46,860	-	120,454
Accrued liabilities and other	407,384	-	-	407,384	317,856	89,528	-	407,384
Deferred income	31,245	-	-	31,245	25,344	5,901	-	31,245
Security deposits	40,615	-	-	40,615	37,041	3,574	-	40,615
Deferred income taxes payable	18,235	-	-	18,235	18,235	-	-	18,235
Liabilities related to assets held for sale	83,871	-	-	83,871	67,966	15,905	-	83,871

TOTAL LIABILITIES	7,036,403	435,745	(832,321)	6,639,827	5,239,848	756,360	643,619	6,639,827

Minority interest in consolidated real estate partnerships	210,285	-	(122,504)	87,781	89,501	(1,720)	-	87,781
Minority interest in Aimco Operating Partnership	269,719	-	-	269,719	-	-	269,719	269,719

NET OPERATING ASSETS		$-	$-	$2,842,784	$3,388,932	$367,190	$(913,338)	$2,842,784

STOCKHOLDERS' EQUITY
Class A Common Stock	946
Additional paid-in capital	3,069,095
Perpetual preferred stock	755,250
Convertible preferred stock	200,000
Distributions in excess of earnings	(1,121,842)
Unvested restricted stock	(21,018)
Notes due on common stock purchases	(39,647)

TOTAL STOCKHOLDERS' EQUITY	2,842,784

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,359,191

[a]
Total of Aimco's proportionate share of selected unconsolidated balance sheet data.

[b]
Total of minority partners' share of selected balance sheet data. Additionally, minority partners' share of notes receivable is $80.2 million

[c]
Aimco's proportionate consolidated balance sheet, which includes the GAAP balance sheet as of June 30, 2004, plus Aimco's proportionate share of selected unconsolidated and less minority partners' share of selected balance sheet data.

[d]
Other assets includes $99.1 million related to goodwill and $21.1 million related to investment in management contracts.

Supplemental Schedule 4

Share Data
As of June 30, 2004
(in thousands)
(unaudited)

	Coupon	Amount	Shares/Units Outstanding at June 30, 2004		Current Quarter Weighted Average Outstanding Shares (EPS)		Current Quarter Weighted Average Outstanding Shares (FFO)	Current Quarter Weighted Average Outstanding Shares (AFFO)
Class A Common Stock			94,631		93,065	(1)	93,065	93,065
Common stock equivalents			-		-		15	15
Common Partnership Units and equivalents			11,010		-		-	-

Total			105,641		93,065		93,080	93,080

Perpetual Preferred:
Class D	8.75%	$67,500	2,700		-		-	-
Class G	9.375%	101,250	4,050		-		-	-
Class Q	10.10%	63,250	2,530		-		-	-
Class R	10.00%	173,500	6,940		-		-	-
Class T	8.00%	150,000	6,000
Class U	7.75%	200,000	8,000		-		-	-

Total perpetual		$755,500	30,220		-		-	-

Convertible Preferred:
Class N	9.00%	100,000	4,000	(2)	-		-	-
Class O	9.00%	100,000	1,905		-		-	-

		200,000	5,905		-		-	-
Preferred Partnership Units	8.76%	90,835	3,322		-		1,794	94

Total convertible		$290,835	9,227		-		1,794	94

Total preferred securities		$1,046,335	39,447		-		1,794	94

Mandatorily redeemable convertible securities	6.50%	$15,019	300		-		-	-

Total common, common equivalents and dilutive securities					93,065		94,874	93,174

(1)
Includes a deduction of 1,272 for non-recourse shares and unvested restricted stock
(2)
Conversion ratio for Class N is 0.4762

Supplemental Schedule 5

Selected Debt Structure and Maturity Data
As of June 30, 2004
(dollars in thousands)
(unaudited)

I.     Debt Balances and Data

Debt	Consolidated	Proportionate Share of Unconsolidated	Minority Interest	Total Aimco Share	Weighted Average Maturity	Weighted Average Rate
Property Debt:
Conventional Portfolio:
Fixed rate secured notes payable	$3,760,679	$128,789	$(627,033)	$3,262,435	13.2	7.05%
Floating rate secured notes payable	319,912	4,107	(51,399)	272,620	12.5	2.54%

Total secured notes payable:	4,080,591	132,896	(678,432)	3,535,055	13.2	6.70%
Fixed rate tax-exempt bonds	328,072	10,564	(9,806)	328,830	15.9	5.81%
Floating rate tax-exempt bonds	855,705	10,607	(30,384)	835,928	11.2	2.21%

Total tax-exempt bonds:	1,183,777	21,171	(40,190)	1,164,758	12.6	3.23%

Total Property Debt on Conventional Portfolio	5,264,368	154,067	(718,622)	4,699,813	13.0	5.84%

Affordable Portfolio:
Fixed rate secured notes payable	450,234	186,253	(70,134)	566,353	17.8	6.21%
Floating rate secured notes payable	10,277	8,321	-	18,598	9.0	3.34%

Total secured notes payable:	460,511	194,574	(70,134)	584,951	17.6	6.12%
Fixed rate tax-exempt bonds	45,590	6,032	(43,565)	8,057	25.4	7.79%
Floating rate tax-exempt bonds	-	1,583	-	1,583	10.2	2.01%

Total tax-exempt bonds:	45,590	7,615	(43,565)	9,640	22.9	7.45%

Total Property Debt on Affordable Portfolio	506,101	202,189	(113,699)	594,591	17.6	6.14%

Total Property Debt (1)	$5,770,469	$356,256	$(832,321)	$5,294,404	13.5	5.87%

Corporate Debt:
Term Loans	$343,000	$-	$-	$343,000	-	4.22	%(2)
Credit Facility	285,600	-	-	285,600	-	4.45	%(2)

Total Corporate Debt	$628,600	$-	$-	$628,600	-	4.33%

Mandatorily Redeemable Securities	$15,019	$-	$-	$15,019	-	6.50%

Total Debt	$6,414,088	$356,256	$(832,321)	$5,938,023	-	5.72%

(1)
At June 30, 2004, Aimco's consolidated property debt includes 139 non-recourse loans with a carrying value in excess of 90% of the carrying value of the related collateral real estate assets. Such property debt and real estate assets reported in the consolidated balance sheet total $1,138 million and $1,077 million, respectively, at June 30, 2004. As a result of appreciation in real estate market values, the fair value of our real estate assets typically exceeds the related carrying value.
(2)
Effective in May 2004, the LIBOR spread on Aimco's credit facility and term loans increased 25 basis points from 285 to 310.

II.    Debt Maturities

Consolidated Property Debt	Amortization	Maturities	Total	Percent of Total	Average Rate
2004 (remaining)	$92,864	$49,264	$142,128	2.5%	6.97%
2005	179,003	135,305	314,308	5.4%	6.39%
2006	160,840	368,938	529,778	9.2%	5.88%
2007	162,334	247,200	409,534	7.1%	2.56%
2008	162,936	164,644	327,580	5.7%	5.04%
Thereafter			4,047,141	70.1%

Total Property Debt:	$757,977	$965,351	$5,770,469	100.0%

Corporate Debt	Amortization	Maturities	Total	Percent of Total	Average Rate
2005	$-	$378,600	$378,600	60.2%	4.39%
2008	-	250,000	250,000	39.8%	4.23%

Total Corporate Debt:	$-	$628,600	$628,600	100.0%

Supplemental Schedule 5 (Continued)

Selected Debt Structure and Maturity Data
As of June 30, 2004
(dollars in thousands)
(unaudited)

III.  Loan Closings

SECOND QUARTER LOAN CLOSINGS Mortgage Type (all non-recourse)	Original Loan Amount	New Loan Amount	Aimco Share Original Loan	Aimco Share New Loan	Aimco Net Proceeds (1)	Prior Rate	New Rate
Refinancings:
Fixed Rate	$24.7	$25.9	$13.8	$14.4	$0.6	7.95%	7.64%
Floating Rate	-	8.2	-	4.6	4.5	-	3.99%
Tax-Exempt Bonds	40.5	40.5	40.6	40.5	(0.1)	6.43%	1.74%
Affordable Mark-to-Market and other	28.8	37.0	15.0	21.6	3.9	10.66%	3.47%

Totals	$94.0	$111.6	$69.4	$81.1	$8.9	8.12%	3.85%

YEAR-TO-DATE LOAN CLOSINGS Mortgage Type (all non-recourse)	Original Loan Amount	New Loan Amount	Aimco Share Original Loan	Aimco Share New Loan	Aimco Net Proceeds (1)	Prior Rate	New Rate
Refinancings:
Fixed Rate	$24.7	$41.3	$13.8	$26.3	$11.4	7.95%	6.47%
Floating Rate	11.7	19.5	8.9	12.9	4.3	8.15%	4.17%
Tax-Exempt Bonds	75.8	97.6	62.6	62.5	5.9	6.97%	3.82%
Affordable Mark-to-Market and other	57.3	108.1	28.3	55.2	24.0	9.50%	3.56%
Loans relating to acquisitions:
Fixed Rate	-	12.2	-	12.2	12.1	-	5.38%
Floating Rate	-	88.1	-	88.1	87.4	-	2.60%

Totals	$169.5	$366.8	$113.6	$257.2	$145.1	8.05%	3.82%

(1)
Aimco net proceeds is after transaction costs

IV.    Capitalization

	At December 31, 2003	Percent of Total	At March 31, 2004	Percent of Total	At June 30, 2004	Percent of Total
Corporate debt	$435	4%	$471	5%	$629	6%
Property debt (Aimco's share)	5,315	53%	5,380	53%	5,294	53%
Mandatorily redeemable securities	114	1%	15	0%	15	0%

Total Debt	5,864		5,866		5,938
Less: Cash and restricted cash	(363)	-3%	(396)	-3%	(367)	-4%

Net Debt	5,501	55%	5,470	55%	5,571	56%
Preferred equity	946	9%	1,146	12%	1,046	11%
Common equity at market (2)	3,641	36%	3,271	33%	3,287	33%

Total Capitalization	$10,088	100%	$9,887	100%	$9,904	100%

(2)
Common equity at market at June 30, 2004 was calculated using 105.6 million shares of Class A Common Stock and common Partnership Units outstanding multiplied by the closing price of $31.13 per share/unit, as of June 30, 2004

V.     Ratings on Preferred Securities

Moody's Investor Service	Ba3 (negative outlook)
Standard and Poors	B+ (negative outlook)
Fitch	BB+ (negative outlook)

Supplemental Schedule 6(a)

Same Store Sales
Second Quarter 2004 versus Second Quarter 2003
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended June 30, 2004 From June 30, 2003
				Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Baltimore	11	2,044	83.73%	4,463	1,674	2,789	4,468	1,544	2,924	(5)	-0.1%	130	8.4%	(135)	-4.6%
New England	14	5,385	96.81%	16,150	5,891	10,259	17,122	5,502	11,620	(972)	-5.7%	389	7.1%	(1,361)	-11.7%
Philadelphia	12	5,734	79.46%	14,169	5,342	8,827	13,618	5,323	8,295	551	4.0%	19	0.4%	532	6.4%
Washington	28	12,458	83.53%	29,980	10,712	19,268	30,145	9,600	20,545	(165)	-0.5%	1,112	11.6%	(1,277)	-6.2%
Other Markets	3	1,367	92.92%	3,061	1,265	1,796	3,058	1,331	1,727	3	0.1%	(66)	-5.0%	69	4.0%

	68	26,988	85.80%	67,823	24,884	42,939	68,411	23,300	45,111	(588)	-0.9%	1,584	6.8%	(2,172)	-4.8%
Southeast
Atlanta	21	5,931	83.35%	8,277	4,441	3,836	8,179	4,400	3,779	98	1.2%	41	0.9%	57	1.5%
Augusta-Savannah	5	1,004	87.19%	1,556	620	936	1,464	652	812	92	6.3%	(32)	-4.9%	124	15.3%
Charlotte-Gastonia-Rock Hill	11	2,336	87.63%	2,955	1,664	1,291	3,040	1,567	1,473	(85)	-2.8%	97	6.2%	(182)	-12.4%
Columbia-Charleston	9	2,118	72.99%	2,699	1,298	1,401	2,792	1,157	1,635	(93)	-3.3%	141	12.2%	(234)	-14.3%
Nashville	11	3,752	74.08%	4,930	2,014	2,916	5,045	2,061	2,984	(115)	-2.3%	(47)	-2.3%	(68)	-2.3%
Norfolk	12	3,565	69.62%	5,970	2,035	3,935	5,687	1,870	3,817	283	5.0%	165	8.8%	118	3.1%
Raleigh-Durham-Chapel Hill	10	2,843	71.62%	3,205	1,648	1,557	3,451	1,455	1,996	(246)	-7.1%	193	13.3%	(439)	-22.0%
Richmond-Petersburg	6	1,284	75.21%	2,152	751	1,401	2,163	669	1,494	(11)	-0.5%	82	12.3%	(93)	-6.2%
Other Markets	25	5,282	81.14%	6,494	3,424	3,070	6,883	3,079	3,804	(389)	-5.7%	345	11.2%	(734)	-19.3%

	110	28,115	78.11%	38,238	17,895	20,343	38,704	16,910	21,794	(466)	-1.2%	985	5.8%	(1,451)	-6.7%
Florida
Jacksonville	6	2,406	75.94%	3,679	1,475	2,204	3,706	1,466	2,240	(27)	-0.7%	9	0.6%	(36)	-1.6%
Miami-Fort Lauderdale	9	2,591	75.44%	4,833	2,159	2,674	4,866	1,869	2,997	(33)	-0.7%	290	15.5%	(323)	-10.8%
Orlando-Daytona	24	6,076	90.38%	10,175	4,891	5,284	10,243	4,782	5,461	(68)	-0.7%	109	2.3%	(177)	-3.2%
Tampa-St. Petersburg	21	5,637	70.83%	7,411	3,356	4,055	7,408	3,226	4,182	3	0.0%	130	4.0%	(127)	-3.0%
West Palm Beach-Boca	6	1,727	100.00%	3,857	1,715	2,142	4,081	1,590	2,491	(224)	-5.5%	125	7.9%	(349)	-14.0%
Other Markets	1	136	72.97%	197	74	123	205	79	126	(8)	-3.9%	(5)	-6.3%	(3)	-2.4%

	67	18,573	81.26%	30,152	13,670	16,482	30,509	13,012	17,497	(357)	-1.2%	658	5.1%	(1,015)	-5.8%
Midwest
Chicago	22	6,323	82.02%	13,754	6,154	7,600	15,019	6,713	8,306	(1,265)	-8.4%	(559)	-8.3%	(706)	-8.5%
Cincinnati-Dayton	19	3,733	66.63%	4,469	2,131	2,338	4,813	2,036	2,777	(344)	-7.1%	95	4.7%	(439)	-15.8%
Columbus	9	2,012	66.61%	2,231	971	1,260	2,317	1,001	1,316	(86)	-3.7%	(30)	-3.0%	(56)	-4.3%
Detroit-Ann Arbor	8	2,142	65.42%	2,755	1,245	1,510	2,929	1,349	1,580	(174)	-5.9%	(104)	-7.7%	(70)	-4.4%
Grand Rapids-Lansing	13	4,734	65.31%	5,261	2,739	2,522	5,818	2,643	3,175	(557)	-9.6%	96	3.6%	(653)	-20.6%
Indianapolis-Fort Wayne	36	12,479	88.60%	16,515	8,232	8,283	17,545	8,302	9,243	(1,030)	-5.9%	(70)	-0.8%	(960)	-10.4%
Kansas City	4	953	69.24%	1,178	513	665	1,328	498	830	(150)	-11.3%	15	3.0%	(165)	-19.9%
Minneapolis-St Paul	5	1,430	69.45%	2,789	1,374	1,415	3,536	1,613	1,923	(747)	-21.1%	(239)	-14.8%	(508)	-26.4%
Other Markets	12	2,458	51.18%	2,178	942	1,236	2,207	967	1,240	(29)	-1.3%	(25)	-2.6%	(4)	-0.3%

	128	36,264	75.76%	51,130	24,301	26,829	55,512	25,122	30,390	(4,382)	-7.9%	(821)	-3.3%	(3,561)	-11.7%
Texas
Austin-San Marcos	10	2,217	92.59%	3,276	1,801	1,475	3,517	1,769	1,748	(241)	-6.9%	32	1.8%	(273)	-15.6%
Dallas-Fort Worth	25	6,387	73.07%	6,938	4,199	2,739	7,759	3,918	3,841	(821)	-10.6%	281	7.2%	(1,102)	-28.7%
Houston-Galveston	36	9,570	66.96%	9,791	5,498	4,293	11,156	5,095	6,061	(1,365)	-12.2%	403	7.9%	(1,768)	-29.2%
San Antonio	14	3,269	94.86%	4,599	2,396	2,203	4,693	2,254	2,439	(94)	-2.0%	142	6.3%	(236)	-9.7%
Other Markets	7	1,499	72.96%	1,527	785	742	1,638	711	927	(111)	-6.8%	74	10.4%	(185)	-20.0%

	92	22,942	75.50%	26,131	14,679	11,452	28,763	13,747	15,016	(2,632)	-9.2%	932	6.8%	(3,564)	-23.7%
West
Denver - Front Range	22	4,743	80.58%	7,384	3,435	3,949	7,596	2,875	4,721	(212)	-2.8%	560	19.5%	(772)	-16.4%
Las Vegas	4	1,250	87.13%	1,909	801	1,108	1,822	765	1,057	87	4.8%	36	4.7%	51	4.8%
Phoenix-Mesa	28	7,447	92.21%	10,072	5,314	4,758	10,608	5,746	4,862	(536)	-5.1%	(432)	-7.5%	(104)	-2.1%
Salt Lake City-Ogden	4	1,511	83.36%	1,967	844	1,123	2,124	746	1,378	(157)	-7.4%	98	13.1%	(255)	-18.5%
Seattle	4	468	54.52%	550	272	278	515	283	232	35	6.8%	(11)	-3.9%	46	19.8%
Tucson	3	887	100.00%	1,171	602	569	1,210	541	669	(39)	-3.2%	61	11.3%	(100)	-14.9%
Other Markets	4	760	50.97%	633	321	312	672	301	371	(39)	-5.8%	20	6.6%	(59)	-15.9%

	69	17,066	85.35%	23,686	11,589	12,097	24,547	11,257	13,290	(861)	-3.5%	332	2.9%	(1,193)	-9.0%
California
Bay Area	6	1,661	57.99%	2,909	1,082	1,827	3,135	1,014	2,121	(226)	-7.2%	68	6.7%	(294)	-13.9%
Los Angeles-Long Beach-Ventura	14	4,132	87.53%	14,580	4,358	10,222	14,659	4,735	9,924	(79)	-0.5%	(377)	-8.0%	298	3.0%
Orange County-Riverside	7	1,611	81.95%	4,596	1,530	3,066	4,495	1,074	3,421	101	2.2%	456	42.5%	(355)	-10.4%
Sacramento	1	180	22.05%	96	42	54	103	44	59	(7)	-6.8%	(2)	-4.5%	(5)	-8.5%
San Diego	7	2,237	93.62%	6,308	1,772	4,536	6,127	1,625	4,502	181	3.0%	147	9.0%	34	0.8%

	35	9,821	81.81%	28,489	8,784	19,705	28,519	8,492	20,027	(30)	-0.1%	292	3.4%	(322)	-1.6%

SAME STORE SALES TOTALS	569	159,769	79.87%	265,649	115,802	149,847	274,965	111,840	163,125	(9,316)	-3.4%	3,962	3.5%	(13,278)	-8.1%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)				95,352	51,902	43,450	78,933	39,040	39,893

Total Rental and other property revenues and property operating expense per GAAP Income Statement				361,001	167,704	193,297	353,898	150,880	203,018

(1)
Includes: (i) minority partners' share of consolidated less Aimco's share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

Supplemental Schedule 6(b)

Same Store Sales
Second Quarter 2004 versus First Quarter 2004
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended June 30, 2004 From March 31, 2004
				Three Months Ended June 30, 2004			Three Months Ended March 31, 2004
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Baltimore	11	2,044	83.73%	4,463	1,674	2,789	4,452	1,747	2,705	11	0.2%	(73)	-4.2%	84	3.1%
New England	14	5,385	96.81%	16,150	5,891	10,259	15,985	5,801	10,184	165	1.0%	90	1.6%	75	0.7%
Philadelphia	12	5,734	79.46%	14,169	5,342	8,827	14,096	5,558	8,538	73	0.5%	(216)	-3.9%	289	3.4%
Washington	28	12,458	83.53%	29,980	10,712	19,268	29,189	10,909	18,280	791	2.7%	(197)	-1.8%	988	5.4%
Other Markets	3	1,367	92.92%	3,061	1,265	1,796	3,093	1,553	1,540	(32)	-1.0%	(288)	-18.5%	256	16.6%

	68	26,988	85.80%	67,823	24,884	42,939	66,815	25,568	41,247	1,008	1.5%	(684)	-2.7%	1,692	4.1%
Southeast
Atlanta	21	5,931	83.35%	8,277	4,441	3,836	8,158	4,647	3,511	119	1.5%	(206)	-4.4%	325	9.3%
Augusta-Savannah	5	1,004	87.19%	1,556	620	936	1,517	586	931	39	2.6%	34	5.8%	5	0.5%
Charlotte-Gastonia-Rock Hill	11	2,336	87.63%	2,955	1,664	1,291	2,994	1,673	1,321	(39)	-1.3%	(9)	-0.5%	(30)	-2.3%
Columbia-Charleston	9	2,118	72.99%	2,699	1,298	1,401	2,705	1,197	1,508	(6)	-0.2%	101	8.4%	(107)	-7.1%
Nashville	11	3,752	74.08%	4,930	2,014	2,916	4,973	1,982	2,991	(43)	-0.9%	32	1.6%	(75)	-2.5%
Norfolk	12	3,565	69.62%	5,970	2,035	3,935	5,870	1,904	3,966	100	1.7%	131	6.9%	(31)	-0.8%
Raleigh-Durham-Chapel Hill	10	2,843	71.62%	3,205	1,648	1,557	3,247	1,421	1,826	(42)	-1.3%	227	16.0%	(269)	-14.7%
Richmond-Petersburg	6	1,284	75.21%	2,152	751	1,401	2,092	723	1,369	60	2.9%	28	3.9%	32	2.3%
Other Markets	25	5,282	81.14%	6,494	3,424	3,070	6,614	3,153	3,461	(120)	-1.8%	271	8.6%	(391)	-11.3%

	110	28,115	78.11%	38,238	17,895	20,343	38,170	17,286	20,884	68	0.2%	609	3.5%	(541)	-2.6%
Florida
Jacksonville	6	2,406	75.94%	3,679	1,475	2,204	3,743	1,404	2,339	(64)	-1.7%	71	5.1%	(135)	-5.8%
Miami-Fort Lauderdale	9	2,591	75.44%	4,833	2,159	2,674	4,790	1,919	2,871	43	0.9%	240	12.5%	(197)	-6.9%
Orlando-Daytona	24	6,076	90.38%	10,175	4,891	5,284	10,162	4,586	5,576	13	0.1%	305	6.7%	(292)	-5.2%
Tampa-St. Petersburg	21	5,637	70.83%	7,411	3,356	4,055	7,286	3,212	4,074	125	1.7%	144	4.5%	(19)	-0.5%
West Palm Beach-Boca Raton	6	1,727	100.00%	3,857	1,715	2,142	3,984	1,504	2,480	(127)	-3.2%	211	14.0%	(338)	-13.6%
Other Markets	1	136	72.97%	197	74	123	196	77	119	1	0.5%	(3)	-3.9%	4	3.4%

	67	18,573	81.26%	30,152	13,670	16,482	30,161	12,702	17,459	(9)	0.0%	968	7.6%	(977)	-5.6%
Midwest
Chicago	22	6,323	82.02%	13,754	6,154	7,600	13,968	6,197	7,771	(214)	-1.5%	(43)	-0.7%	(171)	-2.2%
Cincinnati-Dayton	19	3,733	66.63%	4,469	2,131	2,338	4,555	2,046	2,509	(86)	-1.9%	85	4.2%	(171)	-6.8%
Columbus	9	2,012	66.61%	2,231	971	1,260	2,292	970	1,322	(61)	-2.7%	1	0.1%	(62)	-4.7%
Detroit-Ann Arbor	8	2,142	65.42%	2,755	1,245	1,510	2,790	1,272	1,518	(35)	-1.3%	(27)	-2.1%	(8)	-0.5%
Grand Rapids-Lansing	13	4,734	65.31%	5,261	2,739	2,522	5,220	2,709	2,511	41	0.8%	30	1.1%	11	0.4%
Indianapolis-Fort Wayne	36	12,479	88.60%	16,515	8,232	8,283	17,002	7,777	9,225	(487)	-2.9%	455	5.9%	(942)	-10.2%
Kansas City	4	953	69.24%	1,178	513	665	1,179	790	389	(1)	-0.1%	(277)	-35.1%	276	71.0%
Minneapolis-St Paul	5	1,430	69.45%	2,789	1,374	1,415	2,901	1,542	1,359	(112)	-3.9%	(168)	-10.9%	56	4.1%
Other Markets	12	2,458	51.18%	2,178	942	1,236	2,140	1,039	1,101	38	1.8%	(97)	-9.3%	135	12.3%

	128	36,264	75.76%	51,130	24,301	26,829	52,047	24,342	27,705	(917)	-1.8%	(41)	-0.2%	(876)	-3.2%
Texas
Austin-San Marcos	10	2,217	92.59%	3,276	1,801	1,475	3,478	1,851	1,627	(202)	-5.8%	(50)	-2.7%	(152)	-9.3%
Dallas-Fort Worth	25	6,387	73.07%	6,938	4,199	2,739	7,140	3,857	3,283	(202)	-2.8%	342	8.9%	(544)	-16.6%
Houston-Galveston	36	9,570	66.96%	9,791	5,498	4,293	10,060	5,253	4,807	(269)	-2.7%	245	4.7%	(514)	-10.7%
San Antonio	14	3,269	94.86%	4,599	2,396	2,203	4,654	2,211	2,443	(55)	-1.2%	185	8.4%	(240)	-9.8%
Other Markets	7	1,499	72.96%	1,527	785	742	1,591	716	875	(64)	-4.0%	69	9.6%	(133)	-15.2%

	92	22,942	75.50%	26,131	14,679	11,452	26,923	13,888	13,035	(792)	-2.9%	791	5.7%	(1,583)	-12.1%
West
Denver - Front Range	22	4,743	80.58%	7,384	3,435	3,949	7,159	3,138	4,021	225	3.1%	297	9.5%	(72)	-1.8%
Las Vegas	4	1,250	87.13%	1,909	801	1,108	1,847	765	1,082	62	3.4%	36	4.7%	26	2.4%
Phoenix-Mesa	28	7,447	92.21%	10,072	5,314	4,758	10,319	5,206	5,113	(247)	-2.4%	108	2.1%	(355)	-6.9%
Salt Lake City-Ogden	4	1,511	83.36%	1,967	844	1,123	1,984	765	1,219	(17)	-0.9%	79	10.3%	(96)	-7.9%
Seattle	4	468	54.52%	550	272	278	532	260	272	18	3.4%	12	4.6%	6	2.2%
Tucson	3	887	100.00%	1,171	602	569	1,192	563	629	(21)	-1.8%	39	6.9%	(60)	-9.5%
Other Markets	4	760	50.97%	633	321	312	629	301	328	4	0.6%	20	6.6%	(16)	-4.9%

	69	17,066	85.35%	23,686	11,589	12,097	23,662	10,998	12,664	24	0.1%	591	5.4%	(567)	-4.5%
California
Bay Area	6	1,661	57.99%	2,909	1,082	1,827	2,962	1,099	1,863	(53)	-1.8%	(17)	-1.5%	(36)	-1.9%
Los Angeles-Long Beach-Ventura	14	4,132	87.53%	14,580	4,358	10,222	14,838	4,544	10,294	(258)	-1.7%	(186)	-4.1%	(72)	-0.7%
Orange County - Riverside	7	1,611	81.95%	4,596	1,530	3,066	4,483	1,607	2,876	113	2.5%	(77)	-4.8%	190	6.6%
Sacramento	1	180	22.05%	96	42	54	103	34	69	(7)	-6.8%	8	23.5%	(15)	-21.7%
San Diego	7	2,237	93.62%	6,308	1,772	4,536	6,045	1,792	4,253	263	4.4%	(20)	-1.1%	283	6.7%

	35	9,821	81.81%	28,489	8,784	19,705	28,431	9,076	19,355	58	0.2%	(292)	-3.2%	350	1.8%

SAME STORE SALES TOTALS	569	159,769	79.87%	265,649	115,802	149,847	266,209	113,860	152,349	(560)	-0.2%	1,942	1.7%	(2,502)	-1.6%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)				95,352	51,902	43,450	87,855	49,120	38,736

Total Rental and other property revenues and property operating expense per GAAP Income Statement				361,001	167,704	193,297	354,064	162,980	191,085

(1)
Includes: (i) minority partners' share of consolidated less Aimco's share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

Supplemental Schedule 6(c)

Same Store Sales
Six Months Ended 2004 versus Six Months Ended 2003
(unaudited) (in thousands, except site and unit data)

										Change Six Months Ended June 30, 2004 From June 30, 2003
				Six Months Ended June 30, 2004			Six Months Ended June 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Baltimore	11	2,044	83.73%	8,915	3,420	5,495	8,727	3,736	4,991	188	2.2%	(316)	-8.5%	504	10.1%
New England	14	5,385	96.81%	32,135	11,691	20,444	33,591	11,702	21,889	(1,456)	-4.3%	(11)	-0.1%	(1,445)	-6.6%
Philadelphia	10	5,338	77.93%	24,897	9,687	15,210	24,165	9,436	14,729	732	3.0%	251	2.7%	481	3.3%
Washington	28	12,458	83.53%	59,168	21,623	37,545	59,518	20,348	39,170	(350)	-0.6%	1,275	6.3%	(1,625)	-4.1%
Other Markets	2	1,159	91.65%	5,434	2,462	2,972	5,289	2,514	2,775	145	2.7%	(52)	-2.1%	197	7.1%

	65	26,384	85.48%	130,549	48,883	81,666	131,290	47,736	83,554	(741)	-0.6%	1,147	2.4%	(1,888)	-2.3%
Southeast
Atlanta	21	5,931	83.35%	16,435	9,090	7,345	16,909	8,564	8,345	(474)	-2.8%	526	6.1%	(1,000)	-12.0%
Augusta-Savannah	5	1,004	87.19%	3,073	1,205	1,868	2,920	1,273	1,647	153	5.2%	(68)	-5.3%	221	13.4%
Charlotte-Gastonia-Rock Hill	11	2,336	87.63%	5,949	3,337	2,612	5,820	2,957	2,863	129	2.2%	380	12.9%	(251)	-8.8%
Columbia-Charleston	9	2,118	72.99%	5,404	2,494	2,910	5,476	2,242	3,234	(72)	-1.3%	252	11.2%	(324)	-10.0%
Nashville	11	3,752	74.08%	9,903	3,996	5,907	10,096	4,136	5,960	(193)	-1.9%	(140)	-3.4%	(53)	-0.9%
Norfolk	12	3,565	69.62%	11,839	3,939	7,900	11,180	3,760	7,420	659	5.9%	179	4.8%	480	6.5%
Raleigh-Durham-Chapel Hill	10	2,843	71.62%	6,452	3,069	3,383	6,871	2,950	3,921	(419)	-6.1%	119	4.0%	(538)	-13.7%
Richmond-Petersburg	6	1,284	75.21%	4,244	1,473	2,771	4,250	1,399	2,851	(6)	-0.1%	74	5.3%	(80)	-2.8%
Other Markets	25	5,282	81.14%	13,108	6,577	6,531	13,748	6,542	7,206	(640)	-4.7%	35	0.5%	(675)	-9.4%

	110	28,115	78.11%	76,407	35,180	41,227	77,270	33,823	43,447	(863)	-1.1%	1,357	4.0%	(2,220)	-5.1%
Florida
Jacksonville	6	2,406	75.94%	7,423	2,879	4,544	7,386	2,879	4,507	37	0.5%	0	0.0%	37	0.8%
Miami-Fort Lauderdale	9	2,591	75.44%	9,624	4,078	5,546	9,661	3,774	5,887	(37)	-0.4%	304	8.1%	(341)	-5.8%
Orlando-Daytona	23	5,964	90.20%	19,896	9,210	10,686	19,983	8,967	11,016	(87)	-0.4%	243	2.7%	(330)	-3.0%
Tampa-St. Petersburg	21	5,637	70.83%	14,697	6,568	8,129	14,785	6,437	8,348	(88)	-0.6%	131	2.0%	(219)	-2.6%
West Palm Beach-Boca Raton	6	1,727	100.00%	7,842	3,219	4,623	8,016	3,118	4,898	(174)	-2.2%	101	3.2%	(275)	-5.6%
Other Markets	1	136	72.97%	393	150	243	415	162	253	(22)	-5.3%	(12)	-7.4%	(10)	-4.0%

	66	18,461	81.15%	59,875	26,104	33,771	60,246	25,337	34,909	(371)	-0.6%	767	3.0%	(1,138)	-3.3%
Midwest
Chicago	22	6,323	82.02%	27,721	12,350	15,371	29,541	12,726	16,815	(1,820)	-6.2%	(376)	-3.0%	(1,444)	-8.6%
Cincinnati-Dayton	18	3,709	66.73%	8,963	4,130	4,833	9,417	4,165	5,252	(454)	-4.8%	(35)	-0.8%	(419)	-8.0%
Columbus	9	2,012	66.61%	4,524	1,941	2,583	4,663	1,977	2,686	(139)	-3.0%	(36)	-1.8%	(103)	-3.8%
Detroit-Ann Arbor	8	2,142	65.42%	5,545	2,518	3,027	5,770	2,768	3,002	(225)	-3.9%	(250)	-9.0%	25	0.8%
Grand Rapids-Lansing	13	4,734	65.31%	10,482	5,448	5,034	11,622	5,308	6,314	(1,140)	-9.8%	140	2.6%	(1,280)	-20.3%
Indianapolis-Fort Wayne	36	12,479	88.60%	33,517	16,010	17,507	35,100	15,943	19,157	(1,583)	-4.5%	67	0.4%	(1,650)	-8.6%
Kansas City	4	953	69.24%	2,357	1,303	1,054	2,583	872	1,711	(226)	-8.7%	431	49.4%	(657)	-38.4%
Minneapolis-St Paul	4	1,098	41.27%	2,626	1,204	1,422	2,805	1,301	1,504	(179)	-6.4%	(97)	-7.5%	(82)	-5.5%
Other Markets	12	2,458	51.18%	4,318	1,981	2,337	4,389	1,915	2,474	(71)	-1.6%	66	3.4%	(137)	-5.5%

	126	35,908	74.97%	100,053	46,885	53,168	105,890	46,975	58,915	(5,837)	-5.5%	(90)	-0.2%	(5,747)	-9.8%
Texas
Austin-San Marcos	9	1,873	91.23%	5,552	2,956	2,596	5,932	2,888	3,044	(380)	-6.4%	68	2.4%	(448)	-14.7%
Dallas-Fort Worth	25	6,387	73.07%	14,078	8,056	6,022	15,468	7,612	7,856	(1,390)	-9.0%	444	5.8%	(1,834)	-23.3%
Houston-Galveston	35	9,261	66.71%	18,970	10,286	8,684	20,788	9,574	11,214	(1,818)	-8.7%	712	7.4%	(2,530)	-22.6%
San Antonio	14	3,269	94.86%	9,253	4,607	4,646	9,141	4,439	4,702	112	1.2%	168	3.8%	(56)	-1.2%
Other Markets	7	1,499	72.96%	3,118	1,501	1,617	3,316	1,390	1,926	(198)	-6.0%	111	8.0%	(309)	-16.0%

	90	22,289	75.14%	50,971	27,406	23,565	54,645	25,903	28,742	(3,674)	-6.7%	1,503	5.8%	(5,177)	-18.0%
West
Denver - Front Range	22	4,743	80.58%	14,544	6,573	7,971	15,326	5,349	9,977	(782)	-5.1%	1,224	22.9%	(2,006)	-20.1%
Las Vegas	4	1,250	87.13%	3,756	1,566	2,190	3,606	1,493	2,113	150	4.2%	73	4.9%	77	3.6%
Phoenix-Mesa	28	7,447	92.21%	20,389	10,520	9,869	20,927	10,974	9,953	(538)	-2.6%	(454)	-4.1%	(84)	-0.8%
Salt Lake City-Ogden	4	1,511	83.36%	3,951	1,609	2,342	4,066	1,513	2,553	(115)	-2.8%	96	6.3%	(211)	-8.3%
Seattle	4	468	54.52%	1,083	532	551	1,061	502	559	22	2.1%	30	6.0%	(8)	-1.4%
Tucson	3	887	100.00%	2,364	1,165	1,199	2,447	1,105	1,342	(83)	-3.4%	60	5.4%	(143)	-10.7%
Other Markets	4	760	50.97%	1,262	622	640	1,343	586	757	(81)	-6.0%	36	6.1%	(117)	-15.5%

	69	17,066	85.35%	47,349	22,587	24,762	48,776	21,522	27,254	(1,427)	-2.9%	1,065	4.9%	(2,492)	-9.1%
California
Bay Area	6	1,661	57.99%	5,870	2,182	3,688	6,309	2,012	4,297	(439)	-7.0%	170	8.4%	(609)	-14.2%
Los Angeles-Long Beach-Ventura	14	4,132	87.53%	29,418	8,902	20,516	28,901	8,490	20,411	517	1.8%	412	4.9%	105	0.5%
Orange County - Riverside	7	1,611	81.95%	9,080	3,136	5,944	9,064	2,400	6,664	16	0.2%	736	30.7%	(720)	-10.8%
Sacramento	1	180	22.05%	199	76	123	210	84	126	(11)	-5.2%	(8)	-9.5%	(3)	-2.4%
San Diego	7	2,237	93.62%	12,354	3,564	8,790	12,241	3,288	8,953	113	0.9%	276	8.4%	(163)	-1.8%

	35	9,821	81.81%	56,921	17,860	39,061	56,725	16,274	40,451	196	0.3%	1,586	9.7%	(1,390)	-3.4%

SAME STORE SALES TOTALS	561	158,044	79.58%	522,125	224,905	297,220	534,842	217,570	317,272	(12,717)	-2.4%	7,335	3.4%	(20,052)	-6.3%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)				192,941	105,779	87,162	164,799	82,550	82,249

Total Rental and other property revenues and property operating expense per GAAP Income Statement				715,066	330,684	384,382	699,641	300,120	399,521

(1)
Includes: (i) minority partners' share of consolidated less Aimco's share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

Supplemental Schedule 7

Selected Portfolio Performance Data
(unaudited)

PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average second quarter 2004	$801	$571	$726
Occupancy, average second quarter 2004	89.2%	85.7%	88.1%
Total # of Properties	344	225	569
Total # of Units	106,358	53,411	159,769
Proportionate Owned Units	83,121	44,487	127,608
2nd Quarter 2004 vs. 2nd Quarter 2003
Revenue	-3.0%	-4.3%	-3.4%
Expenses	4.2%	2.0%	3.5%
NOI	-7.5%	-10.2%	-8.1%
Sequential, 2nd Quarter 2004 vs 1st Quarter 2004
Revenue	0.0%	-0.7%	-0.2%
Expenses	1.4%	2.4%	1.7%
NOI	-1.0%	-3.8%	-1.6%
YTD June 2004 vs. YTD June 2003
Revenue	-2.1%	-3.0%	-2.4%
Expenses	4.4%	1.8%	3.4%
NOI	-6.0%	-7.5%	-6.3%

CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter ended June 30, 2004 TOTAL CONVENTIONAL PORTFOLIO			Quarter ended June 30, 2003 TOTAL CONVENTIONAL PORTFOLIO
% of Conventional NOI
	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 10 Markets
1 Washington, D.C.	11.0%	0.9%	11.9%	9.7%	0.8%	10.5%
2 Los Angeles-Long Beach-Ventura	9.4%	0.0%	9.4%	6.7%	0.0%	6.7%
3 New England	6.5%	0.0%	6.5%	6.1%	0.0%	6.1%
4 Philadelphia	5.8%	0.0%	5.8%	4.6%	0.0%	4.6%
5 Indianapolis	3.9%	1.4%	5.3%	3.5%	1.7%	5.2%
6 Chicago	4.4%	0.3%	4.7%	4.6%	0.2%	4.8%
7 Orlando-Daytona	1.3%	1.8%	3.1%	1.1%	2.2%	3.3%
8 Miami-Fort Lauderdale	3.0%	0.0%	3.0%	2.7%	1.2%	3.9%
9 Phoenix-Mesa	1.7%	1.3%	3.0%	1.6%	1.1%	2.7%
10 San Diego	2.8%	0.0%	2.8%	2.5%	0.0%	2.5%
All Other Markets	28.3%	16.2%	44.5%	29.7%	20.0%	49.7%
Total Conventional NOI	78.1%	21.9%	100.0%	72.8%	27.2%	100.0%
Rent, average second quarter	$824	$569	$742	$810	$569	$711
Occupancy, average second quarter	88.1%	82.2%	86.1%	92.8%	90.9%	92.0%
Total # of Properties	376	240	616	359	324	683
Total # of Units	115,249	57,386	172,635	112,049	79,379	191,428
Proportionate Owned Units	90,605	46,275	136,880	94,163	58,978	153,141

Supplemental Schedule 8

Property Sales Activity
(unaudited)

SECOND QUARTER 2004 PROPERTY SALES ACTIVITY

	Number of Units	Gross Proceeds ($mm)	FCF (1) Yield	Property Debt ($mm)	Net Sales Proceeds (2) ($mm)	Aimco Net Proceeds ($mm)	Average Rent ($/unit)
Conventional	2,750	$94	6.0%	$45	$43	$37	$539
Affordable (3)	1,478	52	7.1%	31	18	10	614

Total Dispositions	4,228	$146	6.4%	$76	$61	$47	$566

YEAR TO DATE 2004 PROPERTY SALES ACTIVITY

	Number of Units	Gross Proceeds ($mm)	FCF (1) Yield	Property Debt ($mm)	Net Sales Proceeds (2) ($mm)	Aimco Net Proceeds ($mm)	Average Rent ($/unit)
Conventional	5,567	$183	6.2%	$80	$93	$80	$515
Affordable (3)	3,016	92	7.0%	57	28	13	602

Total Dispositions	8,583	$275	6.4%	$137	$121	$93	$546

(1)
FCF Yield is calculated as the Free Cash Flow earned by the properties during the 12 months prior to their sale divided by the sales price
(2)
Net Sales Proceeds are after repayment of existing debt and payment of transaction costs
(3)
Sales activity provided in the table above does not include sales of certain NAPICO properties that generated net proceeds to Aimco of $5.1 million to date in 2004

Supplemental Schedule 9

Capital Expenditures
For the Six Months Ended June 30, 2004
(in thousands, except per unit)
(unaudited)

Effective January 1, 2004, all capital spending is classified as either Capital Replacements ("CR"), Capital Improvements ("CI") or Redevelopment. These categories replace Aimco's prior capital spending categories - capital replacements, capital enhancements, redevelopment, initial capital expenditures, and disposition capital expenditures. Aimco believes the new classifications will be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding of its capital spending.

Non-redevelopment capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco's ownership of the item represents CR; the portion of the item that was consumed prior to Aimco's ownership represents CI). See the Glossary for further descriptions.

The table below details Aimco's share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements Capital Improvements and Redevelopment for the six months ended June 30, 2004 (per unit is based on approximately 158,000 units):

	Actual Amount	Per Unit
Capital Replacements:
Building Interiors	$6,895	$44
Includes: hot water heaters, kitchen/bath, computers
Building Exteriors	4,929	31
Includes: Roofs, exterior painting, electrical, plumbing
Landscaping and Grounds	3,114	20
Includes: Parking lot improvements, pool improvements
Turnover Related	10,412	66
Includes: Carpet, vinyl, tile, appliance and fixture replacements
Capitalized payroll and other indirect costs	5,119	32

Total Aimco's share of Capital Replacements	$30,469	$193

Capital Improvements:
Conventional	19,551
Affordable	6,515

Total Aimco's share of Capital Improvements	$26,066

Redevelopment (see Schedule 10 for further project details):

Total Aimco's share of Redevelopment	$32,194

Total Aimco's share of Capital Expenditures	$88,729

Plus minority partners' share of consolidated spending	19,416
Less Aimco's share of unconsolidated spending	(5,215)

Total Spending per Consolidated Statement of Cash Flows	$102,930

Supplemental Schedule 10

Summary of 2004 Redevelopment Activity
As of June 30, 2004
(in millions, except unit data)
(values are not adjusted for Aimco's ownership unless indicated)
(unaudited)

				Cost in Millions
Property	City, State	Ownership %	Number of Units	Total Expected Spend at 100%	Inception to Date Spend at 100%	Year to Date Spend at 100%	Year to Date Spend at AIV%	Expected FCF Yield
Redevelopment - Large Project Detail
Flamingo South Beach	Miami Beach, FL	77.0%	1,688	283.4	277.7	8.0	6.2	6%
Belmont Place	Marietta, GA	57.2%	326	32.2	6.0	3.8	2.1	9%

	Subtotal		2,014	315.6	283.7	11.8	8.3
Redevelopment - Other Active Construction
Construction - Conventional	19 properties		7,734	147.6	96.4	10.2	9.7
Construction - Affordable	10 properties		1,970	68.4	31.9	13.1	5.7
Pre-Construction and Other Redevelopment						9.8	8.5

	Subtotal		9,704	216.0	128.3	33.1	23.9

	Total		11,718	531.6	412.0	44.9	32.2

		Redevelopment Timeline				Number of Units
Property	City, State	Acquisition	Construction Start	Construction Complete	Stabilization	Completed	Leased (1)	Out of Service (2)
Redevelopment - Large Project Detail
Flamingo South Beach	Miami Beach, FL	Q3 1997	Q3 1997	Q1 2004	Q2 2005	1,682	1,165	6
Belmont Place	Marietta, GA	Q2 1998	Q4 2003	Q2 2005	Q2 2006	0	0	326

	Subtotal					1,682	1,165	332
Redevelopment - Other Active Construction
Construction - Conventional	19 properties
Construction - Affordable	10 properties
Pre-Construction and Other Redevelopment
(1)
Leased units include pre-leased.
(2)
Out of service units include those units that have not been turned over to property operations by the redevelopment group.

Supplemental Schedule 11

Apartment Unit Summary
As of June 30, 2004
(unaudited)

	Total # Properties	Total # Units	Aimco's Effective # Units	Aimco's Average Ownership %
Conventional Real Estate Portfolio:
Wholly-owned Consolidated Core Properties	191	58,055	58,055	100%
Partially-owned Consolidated Core Properties	146	48,164	29,214	61%
Partially-owned Unconsolidated Core Properties	39	9,030	3,336	37%

Sub-total Core Properties	376	115,249	90,605	79%

Wholly-owned Consolidated Non-Core Properties	140	32,544	32,544	100%
Partially-owned Consolidated Non-Core Properties	69	17,723	11,540	65%
Partially-owned Unconsolidated Non-Core Properties	31	7,119	2,191	31%

Sub-total Non-Core Properties	240	57,386	46,275	81%

Total	616	172,635	136,880	79%

Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	84	11,327	11,327	100%
Partially-owned Consolidated Properties	68	6,947	3,745	54%
Partially-owned Unconsolidated Properties	312	38,096	6,320	17%

Total	464	56,370	21,392	38%

Total Owned Real Estate Portfolio:
Wholly-owned Consolidated Properties	415	101,926	101,926	100%
Partially-owned Consolidated Properties	283	72,834	44,499	61%
Partially-owned Unconsolidated Properties	382	54,245	11,847	22%

Total	1,080	229,005	158,272	69%

Management Contracts:
Long Term Contractual	66	6,654
Short Term Third Party	16	2,880
Third Party Asset-Managed	31	4,353
Asset-Managed (indirect ownership)	385	35,119

Total	498	49,006

Total Portfolio	1,578	278,011

QuickLinks

  Consolidated Statements of Income (in thousands, except per share data) (unaudited)
  Consolidated Balance Sheets (in thousands) (unaudited)
  Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
  Outlook and Forward Looking Statement Third Quarter and Full Year 2004 (unaudited)
  Funds From Operations and Adjusted Funds From Operations [a] (in thousands, except per share data) (unaudited)
  Business Component Proportionate Income Statement Presentation For the Three Months Ended June 30, 2004 (in thousands) (unaudited)
  Business Component Proportionate Income Statement Presentation For the Three Months Ended June 30, 2004 (in thousands) (unaudited)
  Business Component Proportionate Income Statement Presentation For the Six Months Ended June 30, 2004 (in thousands) (unaudited)
  Business Component Proportionate Income Statement Presentation For the Six Months Ended June 30, 2004 (in thousands) (unaudited)
  Business Component Proportionate Balance Sheet Presentation As of June 30, 2004 (in thousands) (unaudited)
  Share Data As of June 30, 2004 (in thousands) (unaudited)
  Selected Debt Structure and Maturity Data As of June 30, 2004 (dollars in thousands) (unaudited)
  Selected Debt Structure and Maturity Data As of June 30, 2004 (dollars in thousands) (unaudited)
  Same Store Sales Second Quarter 2004 versus Second Quarter 2003 (unaudited) (in thousands, except site and unit data)
  Same Store Sales Second Quarter 2004 versus First Quarter 2004 (unaudited) (in thousands, except site and unit data)
  Same Store Sales Six Months Ended 2004 versus Six Months Ended 2003 (unaudited) (in thousands, except site and unit data)
  Selected Portfolio Performance Data (unaudited)
  Property Sales Activity (unaudited)
  Capital Expenditures For the Six Months Ended June 30, 2004 (in thousands, except per unit) (unaudited)
  Summary of 2004 Redevelopment Activity As of June 30, 2004 (in millions, except unit data) (values are not adjusted for Aimco's ownership unless indicated) (unaudited)
  Apartment Unit Summary As of June 30, 2004 (unaudited)